                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                     FOOT LOCKER, INC.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                         [Foot Locker, Inc. Logo]





                         NOTICE OF 2002 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                            [Foot Locker, Inc. Logo]

                              112 WEST 34TH STREET
                            NEW YORK, NEW YORK 10120


                 NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

DATE:               June 19, 2002

TIME:               9:00 A.M., local time

PLACE:              Foot Locker, Inc., 112 West 34th Street, New York, New York
                    10120

RECORD DATE:        Shareholders of record on May 1, 2002 can vote at this
                    meeting.

ANNUAL REPORT:      Our 2001 Annual Report, which is not part of the proxy
                    soliciting material, is enclosed.

ITEMS OF BUSINESS:  (1) To elect four members to the Board of Directors to serve for three-year terms.

                    (2) To ratify the appointment of KPMG LLP as our independent auditors for the 2002 fiscal year.

                    (3) To approve the Foot Locker 2002 Directors Stock Plan.

                    (4) To transact such other business as may properly come
                        before the meeting and at any adjournment or postponement.

PROXY VOTING:       YOUR VOTE IS IMPORTANT TO US. Please vote in one of these
                    ways:

                    (1) use the toll-free telephone number shown on your proxy card,

                    (2) visit the web site listed on your proxy card to vote via the Internet,

                    (3) follow the instructions on your proxy materials if your shares are held in street name, or

                    (4) complete and promptly return your proxy card in the
                        enclosed postage-paid envelope.

                    Even if you plan to attend the annual meeting, we encourage you to vote in advance using one of these methods.

                                                      GARY M. BAHLER
                                                      Secretary

May 7, 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General
    General Information.....................................     1
    Admission to the Meeting................................     1
    Outstanding Voting Stock................................     2
    Vote Required...........................................     2
    Method of Counting Votes................................     2
    Method and Cost of Proxy Solicitation...................     2
    How to Vote Your Shares.................................     2
    Confidential Voting.....................................     3
    Revoking Your Proxy.....................................     3
    Multiple Shareholders Sharing the Same Address..........     4
Beneficial Ownership of the Company's Stock.................     4
    Directors and Executive Officers........................     4
    Persons Owning More Than Five Percent of the Company's
     Stock..................................................     5
    Section 16(a) Beneficial Ownership Reporting
     Compliance.............................................     7
Board of Directors..........................................     7
    Organization and Powers.................................     7
    Committees of the Board of Directors....................     7
        Audit Committee.....................................     7
        Finance and Strategic Planning Committee............     8
        Compensation and Management Resources Committee.....     8
        Executive Committee.................................     8
        Nominating and Corporate Governance Committee.......     8
        Retirement Plan Committee...........................     8
    Directors Compensation and Benefits.....................     9
    Directors and Officers Indemnification and Insurance....    10
    Transactions with Management and Others.................    10
Executive Compensation......................................    11
    Summary Compensation Table..............................    11
    Long-Term Incentive Plan -- Awards in Last Fiscal
     Year...................................................    14
    Option Grants in Last Fiscal Year.......................    15
    Aggregated Option Exercises in Last Fiscal Year and
     Fiscal Year-End Option Values..........................    16
    Retirement Plans........................................    16
    Employment Contracts and Termination of Employment and
     Change-in-Control Arrangements.........................    18
    Compensation Committee Interlocks and Insider
     Participation..........................................    21
    Compensation Committee's Report to Shareholders on
     Executive Compensation.................................    21
    Performance Graph.......................................    24
Audit Committee Report......................................    25
Equity Compensation Plan Information........................    26
Proposal 1 -- Election of Directors.........................    27
    Nominees for Directors..................................    27
    Directors Continuing in Office..........................    28
Proposal 2 -- Ratification of the Appointment of Independent
  Accountants...............................................    29
Proposal 3 -- Approval of the Foot Locker 2002 Directors
  Stock Plan................................................    30
Deadlines for Nominations and Shareholder Proposals.........    33
Other Business..............................................    33
Appendix A..................................................   A-1

                            [Foot Locker, Inc. Logo]

                              112 WEST 34TH STREET
                            NEW YORK, NEW YORK 10120


                           --------------------------
                                PROXY STATEMENT
                           --------------------------

GENERAL INFORMATION

    We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Foot Locker, Inc. for the 2002 annual meeting of shareholders and for any adjournments or postponements of this meeting. We are holding this annual meeting on June 19, 2002 at 9:00 A.M. In this proxy statement we refer to Foot Locker, Inc. as 'Foot Locker,' 'the Company,' 'we,' or 'us.' We intend to mail this proxy statement and the proxy card to shareholders beginning on or about May 9, 2002.

    The enclosed proxy card shows the number of shares of Common Stock registered in the name of each shareholder of record on May 1, 2002, the record date for the annual meeting. Proxy cards also show, if applicable, the number of shares held in the Company's 401(k) Plan.

    Unless contrary instructions are marked on the proxy card, all shares represented by valid proxies received through this solicitation (and not revoked) will be voted FOR the election of directors named in this proxy statement, FOR the ratification of the appointment of KPMG LLP as independent accountants for 2002 and FOR the approval of the Foot Locker 2002 Directors Stock Plan. If you specify a different choice on the proxy card, your shares will be voted as specified.

    You may obtain without charge a copy of the Company's 2001 Form 10-K, excluding certain exhibits, by writing to our Investor Relations Department at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120.

ADMISSION TO THE MEETING

    Attendance at the meeting will be limited to shareholders as of the record date (or their authorized representatives) having an admission ticket or evidence of their share ownership, and guests of the Company. Seating at the meeting will be limited. If you plan to attend the meeting, please mark the appropriate box on your proxy card, and we will mail an admission ticket to you. You may also request an admission ticket if you are voting by telephone or via the Internet by responding to the appropriate prompts offered in those methods.

    If your shares are held in the name of a bank, broker, or other holder of record and you plan to attend the meeting, you can obtain an admission ticket in advance by providing proof of your ownership, such as a bank or brokerage account statement, to the Corporate Secretary at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120. If you do not obtain an admission ticket, you must show proof of your ownership of the Company's Common Stock at the registration tables at the door.

OUTSTANDING VOTING STOCK

    The only voting securities of Foot Locker are the shares of Common Stock. Only shareholders of record on the books of the Company at the close of business on May 1, 2002 are entitled to vote at the annual meeting and any adjournments or postponements. Each share is entitled to one vote. There were 140,357,815 shares of Common Stock outstanding on the record date.

VOTE REQUIRED

    Directors must be elected by a plurality of the votes cast. The affirmative vote of a majority of the votes cast at the meeting will be required to approve each other proposal.

METHOD OF COUNTING VOTES

    Votes will be counted and certified by independent inspectors of election. New York law and our By-laws require that a majority of the votes that shareholders are entitled to cast be present either in person or by proxy to constitute a quorum for the transaction of business. Under New York law, abstentions and broker non-votes are not counted in determining the votes cast for any proposal. Votes withheld for the election of one or more of the nominees for director will not be counted as votes cast for those individuals. Broker non-votes occur when brokers or other entities holding shares for an owner in street name do not receive voting instructions from the owner on non-routine matters and, consequently, have no discretion to vote on those matters. If a proposal is routine under the rules of the New York Stock Exchange, then the brokers or other entities may vote the shares held by them even though they have not received instructions from the owner.

    The Company's Certificate of Incorporation and By-laws do not contain any provisions on the effect of abstentions or broker non-votes.

METHOD AND COST OF PROXY SOLICITATION

    Proxies may be solicited, without additional compensation, by directors, officers or employees of the Company by mail, telephone, facsimile, telegram, in person or otherwise. We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of the proxy materials. In addition, we will request banks, brokers and other custodians, nominees and fiduciaries to deliver proxy material to the beneficial owners of the Company's Common Stock and obtain their voting instructions. The Company will reimburse those firms for their expenses in accordance with the rules of the Securities and Exchange Commission and the New York Stock Exchange. In addition, we have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for a fee of $12,500 plus out of pocket expenses.

HOW TO VOTE YOUR SHARES

VOTE BY TELEPHONE

    If you are located within the United States or Canada, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 12:01 A.M. on June 19, 2002. The voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using individual control numbers. Your control number is printed on your proxy card. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. If you are an owner in street name, please follow the instructions that accompany your proxy materials.

VOTE BY INTERNET

    You can also choose to vote via the Internet. The web site for Internet voting is listed on your proxy card. Internet voting is available 24 hours a day and will be accessible until 12:01 A.M. on June 19, 2002. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. If you are an owner in street name, please follow the instructions that accompany your proxy materials.

VOTE BY MAIL

    If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

VOTING AT THE ANNUAL MEETING

    You may also vote by ballot at the annual meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

    All shares that have been properly voted and not revoked will be voted at the annual meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

VOTING ON OTHER MATTERS

    If any other matters are properly presented at the annual meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matter to be raised at the annual meeting.

CONFIDENTIAL VOTING

    Foot Locker has a policy that our shareholders be provided privacy in voting. All proxy cards, voting instructions, ballots and voting tabulations identifying shareholders are held permanently confidential from the Company, except (i) as necessary to meet any applicable legal requirements, (ii) when disclosure is expressly requested by a shareholder or where a shareholder makes a written comment on a proxy card, (iii) in a contested proxy solicitation, or
(iv) to allow independent election inspectors to tabulate and certify the vote. The tabulators and inspectors of election are independent and are not employees of the Company.

REVOKING YOUR PROXY

    You may revoke your proxy at any time prior to its use by submitting to the Company a written revocation, submitting a duly executed proxy bearing a later date, or providing subsequent telephone or

Internet voting instructions. In addition, any shareholder who attends the meeting in person may vote by ballot at the meeting, which would cancel any proxy previously given.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

    If you and other residents at your mailing address hold your shares of stock in street name through a broker or bank, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of annual reports and proxy statements is known as 'householding' and is designed to reduce printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Your broker or bank will send one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm or bank, and your account number to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 (800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our 2001 annual report and you would like to receive separate copies, we will send copies to you promptly upon your request. Please address your request to the Corporate Secretary, Foot Locker, Inc., 112 West 34th Street, New York, New York 10120, or call the Company at 212-720-4477. Shareholders who hold their shares in street name who are receiving multiple copies of our annual report and proxy statement, can elect to household by marking the appropriate box on the voting instruction form provided to them.

                  BENEFICIAL OWNERSHIP OF THE COMPANY'S STOCK

DIRECTORS AND EXECUTIVE OFFICERS

    The table below sets forth, as reported to the Company, the number of shares of Common Stock beneficially owned as of April 15, 2002, by each of the directors and the named executive officers. The table also shows the beneficial ownership of the Company's stock by all directors, the named executive officers and the executive officers as a group on that date, including shares of Common Stock that they have a right to acquire within 60 days after April 15, 2002 by the exercise of stock options.

    No director, named executive officer or executive officer beneficially owned one percent or more of the total number of outstanding shares of Common Stock as of April 15, 2002.

    Except as otherwise noted in a footnote below, each person has sole voting and investment power with respect to the number of shares shown.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                COMMON STOCK        STOCK OPTIONS
                                             BENEFICIALLY OWNED   EXERCISABLE WITHIN    TOTAL SHARES OF
                                                 EXCLUDING          60 DAYS AFTER         COMMON STOCK
                   NAME                       STOCK OPTIONS(a)         4/15/02         BENEFICIALLY OWNED
                   ----                       ----------------         -------         ------------------
J. Carter Bacot............................        19,835                21,560               41,395
Gary M. Bahler.............................        46,817               169,699              216,516
Jeffrey L. Berk............................        20,525               142,499              163,024
Purdy Crawford.............................        36,920(b)              4,560               41,480
Nicholas DiPaolo...........................         2,250(c)                -0-                2,250
Philip H. Geier Jr.........................        21,863                 4,560               26,423
Jarobin Gilbert Jr.........................         1,418                 4,560                5,978
Bruce L. Hartman...........................        92,314               104,999              197,313
Dale W. Hilpert............................           -0-               600,000              600,000
James E. Preston...........................        43,375                 4,560               47,935(d)
David Y. Schwartz..........................         9,524                 4,560               14,084
Matthew D. Serra...........................       362,401               666,666            1,029,067
Christopher A. Sinclair....................         8,996                 4,560               13,556
Terry L. Talley............................        10,665               115,000              125,665
Cheryl N. Turpin...........................         2,302                 1,424                3,726
Dona D. Young..............................         4,605                 1,424                6,029
All 19 directors and executive officers as
  a group, including the named executive
  officers.................................       715,206             1,980,628            2,695,884(e)

---------

 (a) This column includes shares held in the Company's 401(k) Plan.

 (b) 35,520 shares are held by a private Canadian company of which Mr. Crawford is the sole director and officer. Mr. Crawford and a family trust are the shareholders of the private company, with Mr. Crawford holding voting control.

 (c) Includes 150 shares held by spouse.

 (d) Excludes 50 shares of Common Stock owned by Mr. Preston's stepchildren, with respect to which Mr. Preston disclaims beneficial ownership.

 (e) This figure represents approximately 1.9 percent of the shares of Common Stock outstanding at the close of business on April 15, 2002. It includes all of the shares referred to in the table and footnote (d) above.

PERSONS OWNING MORE THAN FIVE PERCENT OF THE COMPANY'S STOCK

    Following is information regarding shareholders who beneficially own more than five percent of the Company's Common Stock according to documents filed by those shareholders with the SEC. To the best of our knowledge, there are no other shareholders who beneficially own more than five percent of a class of the Company's voting securities.

                                                                AMOUNT AND
                    NAME AND ADDRESS                            NATURE OF         PERCENT
                   OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP   OF CLASS
                   -------------------                     --------------------   --------
Greenway Partners, L.P.  ................................       13,044,748(a)        9.3%(a)
Greentree Partners, L.P.
Greenhut, L.L.C., Greenbelt Corp.,
Greensea Offshore, L.P.
Greenhouse Partners, L.P.,
Greenhut Overseas, L.L.C.,
Alfred D. Kingsley, and
Gary K. Duberstein
909 Third Avenue
New York, NY 10022

FMR Corp., Edward C. Johnson 3d .........................       11,416,669(b)      8.084%(b)
and Abigail P. Johnson
82 Devonshire Street
Boston, MA 02109
---------

 (a) Reflects shares beneficially owned as of February 11, 2002, according to Amendment No. 15 to the Schedule 13D filed with the SEC. As reported in this schedule, Greenway Partners L.P. holds sole voting and dispositive power with respect to 1,521,500 shares; Greentree Partners L.P. holds sole voting and dispositive power with respect to 1,340,900 shares; Greenhouse Partners, L.P. holds shared voting and dispositive power with respect to 1,521,500 shares; Greenhut, L.L.C. holds shared voting and dispositive power with respect to 1,340,900 shares; Greenbelt Corp. holds sole voting and dispositive power with respect to 8,190,448 shares; Greensea Offshore, L.P. holds sole voting and dispositive power with respect to 1,159,600 shares; Greenhut Overseas, L.L.C. holds shared voting and dispositive power with respect to 1,159,600 shares; Alfred D. Kingsley holds sole voting and dispositive power with respect to 832,300 shares; Alfred D. Kingsley and Gary K. Duberstein hold shared voting and dispositive power with respect to 12,212,448 shares.

 (b) Reflects shares beneficially owned as of December 31, 2001, according to Amendment No. 2 to the Schedule 13G filed with the SEC. As reported in this schedule, Fidelity Management & Research Company ('Fidelity'), a wholly owned subsidiary of FMR Corp. ('FMR') and an investment adviser, is the beneficial owner of 9,939,289 shares. Edward C. Johnson 3d, FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 9,939,289 shares owned by the funds. Fidelity Management Trust Company ('Trust Company'), a wholly owned subsidiary of FMR and a bank, is the beneficial owner of 1,071,100 shares. Edward C. Johnson 3d and FMR, through its control of the Trust Company, each has sole dispositive power over 1,071,100 shares, sole power to vote or direct the voting of 1,039,300 shares, and no power to vote or direct the voting of 31,800 shares. FMR's beneficial ownership also includes 80 shares beneficially owned through Strategic Advisers, Inc., a wholly owned subsidiary of FMR and an investment adviser providing investment advisory services to individuals. Strategic Advisers does not have sole power to vote or direct the voting of these shares, but it has sole dispositive power over such shares. Approximately 49 percent of the voting stock of FMR is owned by Mr. Johnson and members of his

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     family. Mr. Johnson, Ms. Johnson and members of their family form a controlling group with respect to FMR. Mr. Johnson serves as Chairman and Ms. Johnson serves as a director of FMR.

     Fidelity International Limited (Pembroke Hall, 42 Crowlane, Hamilton, Bermuda), an investment adviser, beneficially owned 406,200 shares as of December 31, 2001 and has the sole power to vote and dispose of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the 'Exchange Act') requires that the Company's directors, executive officers and beneficial owners of more than 10 percent of the Company's Common Stock file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. These persons are required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those reports furnished to the Company or written representations that no other reports were required, the Company believes that during the 2001 fiscal year, the directors, executive officers and beneficial owners of more than 10 percent of the Company's Common Stock during 2001 complied with all applicable SEC filing requirements.

                               BOARD OF DIRECTORS

ORGANIZATION AND POWERS

    The Board of Directors has responsibility for establishing broad corporate policies, reviewing significant developments affecting Foot Locker, and monitoring the general performance of the Company. Our By-laws provide for a Board of Directors consisting of not less than 9 nor more than 17 directors, the exact number to be determined, from time to time, by resolution adopted by a majority of the entire Board. The size of the Board is fixed at 11 directors.

    The Board held ten meetings during 2001, and each director, other than Dale
W. Hilpert, who resigned as a director effective March 3, 2001, attended at least 75 percent of the aggregate total number of meetings of the Board and of meetings held by all committees of which he or she was a member. The Board of Directors is scheduled to hold six regular meetings in 2002.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board has delegated certain duties to committees, which assist the Board in carrying out its responsibilities. Each director serves on at least one committee. There are six standing committees of the Board. The committee memberships, the number of meetings held during 2001, and the functions of the committees are described below.

    AUDIT COMMITTEE. The members of the committee are Purdy Crawford (Chair), Nicholas DiPaolo, Jarobin Gilbert Jr., David Y. Schwartz and Dona D. Young. The Board of Directors has approved a written charter governing the committee. The committee met four times during 2001.

    The committee assists the Board in fulfilling its oversight responsibilities in the following areas: (i) accounting policies and practices, (ii) financial reporting process and the Company's public financial reports, (iii) independent accountants, (iv) internal auditors, and
(v) compliance with legal and regulatory requirements.

    FINANCE AND STRATEGIC PLANNING COMMITTEE. The members of the committee are Christopher A. Sinclair (Chair), J. Carter Bacot, James E. Preston and David Y. Schwartz. The committee held two meetings during 2001.

    The committee reviews the overall financial plans of the Company, including capital expenditures, acquisitions and divestitures, and considers proposed debt or equity issues of the Company. In addition, the committee considers proposals concerning mergers, combinations, acquisitions, sales, or offers to purchase the Company's shares or significant assets. The committee also reviews the Company's strategic plans and hears reports of the Retirement Plan Committee with respect to the performance of the Company's retirement plans.

    COMPENSATION AND MANAGEMENT RESOURCES COMMITTEE. The members of the committee are James E. Preston (Chair), Purdy Crawford, Philip H. Geier Jr., Christopher A. Sinclair and Cheryl N. Turpin. The committee held two meetings during 2001.

    The committee establishes and approves compensation plans and goals, salaries, incentives and other forms of compensation for the Company's officers and for certain other executives of the Company and its major subsidiaries and operating divisions. The committee administers the Annual Incentive Compensation Plan, the Long-Term Incentive Compensation Plan, the Supplemental Executive Retirement Plan, the Executive Supplemental Retirement Plan, the Voluntary Deferred Compensation Plan, and may take certain actions with respect to the Trust (as defined on Page 20). The committee also administers the 1994 Employees Stock Purchase Plan, administers and grants options under the 1995 Stock Option and Award Plan and the 1998 Stock Option and Award Plan and administers the 1986 Stock Option Plan. Members of the committee are not eligible to participate in any of these plans. The committee's responsibilities also include reviewing executive development and management succession planning.

    EXECUTIVE COMMITTEE. The members of the committee are J. Carter Bacot (Chair), Purdy Crawford, Jarobin Gilbert Jr., James E. Preston, Matthew D. Serra and Christopher A. Sinclair. The committee did not meet during 2001.

    Except for certain matters reserved to the Board, the committee has all of the powers of the Board in the management of the business of the Company during intervals between Board meetings.

    NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The members of the committee are Jarobin Gilbert Jr. (Chair), J. Carter Bacot, James E. Preston, Cheryl N. Turpin and Dona D. Young. The committee held one meeting during 2001.

    The committee oversees matters of corporate governance and makes recommendations to the Board with respect to the size and composition of the Board. In addition, the committee reviews the qualifications of candidates, and makes recommendations to the Board with respect to nominees, for election as directors. The committee may also consider nominees recommended by shareholders in accordance with the procedures described on Page 33.

    RETIREMENT PLAN COMMITTEE. The members of the committee are the following executive officers of the Company: Matthew D. Serra (Chair), Bruce L. Hartman and Laurie J. Petrucci. The committee held four meetings in 2001.

    The committee has responsibility to supervise the investment of the assets of the retirement plans of the Company and to appoint, review the performance of and, if appropriate, replace, the trustee of the Company's pension trust and the investment manager responsible for managing the funds of such trust. The committee also has certain administrative responsibilities with regard to the retirement plans of the Company.

DIRECTORS COMPENSATION AND BENEFITS

NONEMPLOYEE DIRECTORS

    Our nonemployee directors receive an annual retainer of $40,000. The committee chairmen receive an additional annual retainer of $3,000. We do not pay separate fees for attendance at Board or committee meetings. One-half of the annual retainer is paid in shares of the Company's Common Stock under the Directors Stock Plan, with the balance paid in cash. Directors may elect to receive up to 100 percent of their annual retainer in shares of stock. The number of shares is determined by dividing the applicable retainer amount by the average price of a share of stock on the last business day preceding July 1 of each year. The Company also reimburses nonemployee directors for their reasonable expenses in attending meetings of the Board and committees, including travel expenses to and from meetings. Directors and their immediate families are eligible to receive discounts on purchases of merchandise from our stores, catalogs and Internet sites.

    The nonemployee directors receive an annual stock option grant under the Directors Stock Option Plan for that number of shares having a market value of $50,000 on the date of grant. Grants are to be made on the first business day of each fiscal year. The per-share exercise price of each stock option granted under this plan may not be less than the fair market value of a share of Common Stock on the date of grant. Options granted under the Directors Stock Option Plan vest in three substantially equal annual installments beginning with the first anniversary of the date of grant. Vested options may remain exercisable for one year following a director's termination of service as a director. However, under no circumstances may an option remain outstanding for more than ten years from its date of grant. During 2001 we granted an option to each nonemployee director who was a director on February 5, 2001 covering 4,273 shares at an exercise price of $11.70 per share. Eight of the nonemployee directors on February 4, 2002 received a stock option grant under this plan for 2002 covering 3,357 shares at an exercise price of $14.89 per share.

    At this meeting you are being asked to approve the Foot Locker 2002 Directors Stock Plan, which will replace the Directors Stock Plan and the Directors Stock Option Plan. The two directors who did not receive an option grant under the Directors Stock Option Plan for the 2002 fiscal year were granted an option on February 4, 2002, subject to shareholder approval, under the Foot Locker 2002 Directors Stock Plan for the same number of shares at the same exercise price as the options granted on this date under the Directors Stock Option Plan.

    A description of the Foot Locker 2002 Directors Stock Plan being submitted for approval begins on Page 30.

NON-EXECUTIVE CHAIRMAN OF THE BOARD

    J. Carter Bacot was elected non-executive Chairman of the Board of the Company effective March 4, 2001. We paid Mr. Bacot an additional annual cash retainer of $100,000 for his services in this capacity during the 2001 fiscal year. Additionally, at the time he was elected to this position, the Company granted a stock option to Mr. Bacot for 17,000 shares of the Company's Common Stock. The option was granted at the per-share exercise price of $11.905, which was the fair market value of a share of the Company's Common Stock on the date of grant. The option vested on March 1, 2002 and will expire on December 31, 2005 unless it is exercised or cancelled prior to that date. For 2002, we will pay Mr. Bacot the same additional annual cash retainer for his services as non-executive Chairman of the Board. He also received a stock option grant for 2002 covering 15,000 shares of Common Stock at the per-share exercise price of $14.89, which equaled the fair market value on the date of grant. The option will vest on March 1, 2003 and will expire on December 31, 2006 unless it is exercised or cancelled prior to that date.

DIRECTORS RETIREMENT PLAN

    The Directors' Retirement Plan was frozen as of December 31, 1995. Consequently, only two of the current directors are entitled to receive a retirement benefit under this plan because they had completed at least five years of service as a director on the date the plan was frozen and they are not entitled to receive a retirement benefit under any of the Company's other retirement plans or programs. Under the Directors' Retirement Plan, an annual retirement benefit of $24,000 will be paid to a qualified director for the lesser of the number of years of his or her service as a director or 10 years. Payment of benefits under this plan generally begins on the later of the director's termination of service as a director or the attainment of age 65. Directors with less than five years of service at December 31, 1995 and directors who are elected after this date are not eligible to participate in the Directors' Retirement Plan.

DIRECTORS AND OFFICERS INDEMNIFICATION AND INSURANCE

    We have purchased directors and officers liability and corporation reimbursement insurance from ACE, Royal Insurance Company of America, Twin City Fire Insurance (The Hartford), Royal Insurance and Liberty Mutual. These policies insure the Company and all of the Company's wholly owned subsidiaries. They also insure all of the directors and officers of the Company and the covered subsidiaries. The policies were written for a term of 12 months, from September 12, 2001 until September 12, 2002. The total annual premium for these policies is $484,000. Directors and officers of the Company, as well as all other employees with fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended, are insured under policies issued by Federal Insurance Company and Royal Insurance Company of America, which have a total premium of $92,625 for the 12-month period ending September 12, 2002.

    The Company has entered into indemnification agreements with its directors and executive officers, as approved by shareholders at the 1987 annual meeting.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

    Foot Locker and its subsidiaries have had transactions in the normal course of business with various other corporations, including certain corporations whose directors or officers are also directors of the Company. The amounts involved in these transactions have not been material in relation to the businesses of the Company or its subsidiaries, and it is believed that these amounts have not been material in relation to the businesses of the other corporations. In addition, it is believed that these transactions have been on terms no less favorable to the Company than if they had been entered into with disinterested parties. It is anticipated that transactions with such other corporations will continue in the future. Purdy Crawford is Counsel to the Canadian law firm of Osler, Hoskin & Harcourt LLP, which provided legal services to the Company in 2001. Mr. Crawford has advised the Company that he received no remuneration from the firm in 2001.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                           -----------------------------------
                                           ANNUAL COMPENSATION                      AWARDS             PAYOUTS
                                  -------------------------------------    -------------------------   -------
                                                                                         SECURITIES
                                                           OTHER ANNUAL    RESTRICTED    UNDERLYING     LTIP       ALL OTHER
          NAME AND                 SALARY       BONUS      COMPENSATION      STOCK       OPTION/SARs   PAYOUTS    COMPENSATION
   PRINCIPAL POSITION(a)   YEAR      ($)         ($)           ($)           ($)(b)          (#)         ($)          ($)
   ---------------------   ----      ---         ---           ---           ------          ---         ---          ---
Matthew D. Serra ........  2001   1,172,727   1,178,640            0       1,590,000(c)    500,000     820,517(d)     1,700(f)
 President and Chief       2000     850,000   1,115,625            0         568,750(c)    250,000     427,117(e)     1,700(f)
 Executive Officer         1999     800,000     400,000(g)         0         280,000(c)          0           0        1,600(f)
Dale W. Hilpert .........  2001      86,364           0            0               0             0           0            0
 Former Chairman of the    2000     950,000   1,246,875            0               0             0     475,071(e)    21,550(f)
 Board and Chief           1999     883,712           0            0         957,500(h)    500,000           0       19,383(f)
 Executive Officer
Bruce L. Hartman ........  2001     487,500     326,639            0         825,000(i)     47,500     348,800(d)     6,791(f)
 Executive Vice President  2000     437,500     382,813            0               0        40,000     207,200(e)     5,911(f)
 and Chief Financial       1999     394,063           0       45,858(j)      161,250(k)     50,000           0       66,162(l)
 Officer
Jeffrey L. Berk .........  2001     407,500     273,037            0               0        47,500     281,287(d)         0
 Senior Vice President     2000     400,000     350,000            0               0        40,000     147,223(e)         0
 -- Real Estate            1999     332,500     400,000(m)         0         107,500(k)     25,000           0            0
Gary M. Bahler ..........  2001     387,500     259,636            0               0        47,500     261,600(d)     3,610(f)
 Senior Vice President,    2000     337,500     295,313            0               0        40,000     155,400(e)     3,249(f)
 General Counsel and       1999     292,500           0            0         161,250(k)     35,000           0        2,628(f)
 Secretary
Terry L. Talley .........  2001     330,758     434,117(n)         0               0        30,000      34,701(d)     1,700(f)
 Senior Vice President     2000     303,750     265,781            0               0        15,000           0        1,700(f)
 and Chief Information     1999     300,000     248,354(o)         0          53,750(k)     25,000           0        1,600(f)
 Officer

---------

(a) The named executive officers held the following positions with the Company during the periods covered in the above table:

     M. D. Serra has served as President and Chief Executive Officer since March 4, 2001; he served as President and Chief Operating Officer from April 12, 2000 to March 3, 2001 and as Chief Operating Officer from February 9, 2000 to April 11, 2000. He was President and Chief Executive Officer of Foot Locker Worldwide prior to February 9, 2000.

     D. W. Hilpert served as Chairman of the Board and Chief Executive Officer from April 12, 2000 to March 3, 2001; President and Chief Executive Officer from August 16, 1999 to April 11, 2000; and President and Chief Operating Officer prior to August 16, 1999.

     B. L. Hartman was elected Executive Vice President and Chief Financial Officer on April 18, 2002; he previously served as Senior Vice President and Chief Financial Officer from February 27, 1999 to April 17, 2002. He was Vice President -- Corporate Shared Services from August 12, 1998 to February 26, 1999.

     J. L. Berk has served as Senior Vice President -- Real Estate since February 9, 2000. He was President -- North America of Foot Locker Realty prior to February 9, 2000.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     G. M. Bahler has served as Senior Vice President since August 12, 1998; General Counsel since February 1, 1993; and Secretary since February 1, 1990.

     T. L. Talley has served as Senior Vice President and Chief Information Officer since October 1, 2001. He served as Managing Director of the Northern Group in Canada, a former operating division of the Company, from March 2001 to September 30, 2001. He was Senior Vice President and Chief Financial Officer of Foot Locker Worldwide from January 1999 to March 2001.

(b) At February 2, 2002 the named executive officers held the following shares of restricted stock, having the values stated below, based upon a $15.17 closing price of the Company's Common Stock as reported on the New York Stock Exchange on February 1, 2002, the last business day prior to the end of the fiscal year.

                                                      # OF SHARES OF
    NAME                                             RESTRICTED STOCK    $ VALUE
    ----                                             ----------------    -------
M. D. Serra........................................      150,000        2,275,500
B. L. Hartman......................................       90,000        1,365,300
J. L. Berk.........................................       20,000          303,400
G. M. Bahler.......................................       30,000          455,100
T. L. Talley.......................................       10,000          151,700

(c) The Company granted to M. D. Serra 150,000 shares of restricted stock on March 4, 2001; 100,000 shares on February 9, 2000; and 40,000 shares on November 10, 1999. All of the shares granted to Mr. Serra prior to 2001 vested as of February 1, 2002. All of the shares granted to Mr. Serra on March 4, 2001 will vest on January 31, 2004 provided that Mr. Serra remains employed by the Company on that date. Mr. Serra has the right to vote the shares of restricted stock and to receive and retain all regular cash dividends payable after the date of grant to record holders of Common Stock. We calculated the values of the restricted stock awards by multiplying the closing price of the Company's Common Stock on the New York Stock Exchange on the individual grant dates by the total number of shares of restricted stock awarded on those dates. The closing prices on the grant dates, or the last business day prior to the grant date, were: March 2, 2001 ($10.60), February 9, 2000 ($5.6875) and November 10, 1999 ($7.00).

(d)  This payout was made for the 1999 - 2001 Performance Period.

(e)  This payout was made for the 1999 - 2000 Performance Period.

(f) Includes, where applicable, the dollar value of the premium paid by the Company for a flexible universal life insurance policy for the benefit of the named executive and the dollar value of the Company's matching contribution under the 401(k) Plan made to the named executive's account in shares of Common Stock. The dollar value of amounts reported for 2001 are stated below. The shares of Common Stock for the matching contribution in 2001 were valued at $15.65 per share, which represents the closing price of a share of Common Stock on December 31, 2001, the last trading day of the plan year.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

                                                                  EMPLOYER MATCHING
                                             LIFE INSURANCE       CONTRIBUTION UNDER
    NAME                                        PREMIUM              401(K) PLAN
    ----                                        -------              -----------
M. D. Serra............................          $    0                 $1,700
B. L. Hartman..........................          $5,091                 $1,700
G. M. Bahler...........................          $1,910                 $1,700
T. L. Talley...........................          $    0                 $1,700

(g)  Guaranteed bonus paid pursuant to terms of employment.

(h) The Company granted to D. W. Hilpert 100,000 shares of restricted stock on February 1, 1999 and 60,000 shares on November 10, 1999. Mr. Hilpert forfeited all of these shares as a result of his resignation on March 3, 2001. We calculated the value of the restricted stock awards by multiplying the closing price of the Company's Common Stock on the New York Stock Exchange on the individual grant dates by the total number of shares of restricted stock awarded on those dates. The closing prices on the grant dates were: February 1, 1999 ($5.375) and November 10, 1999 ($7.00).

(i) The Company granted to B. L. Hartman 60,000 shares of restricted stock on May 1, 2001. The shares will vest on January 31, 2004 provided that Mr. Hartman remains employed by the Company on that date. Mr. Hartman has the right to vote the shares of restricted stock and to receive and retain all regular cash dividends payable after the grant dates to record holders of Common Stock. We calculated the value of the restricted stock award by multiplying the closing price of the Company's Common Stock on the New York Stock Exchange on the date of grant by the total number of shares of restricted stock awarded. The closing price on May 1, 2001 was $13.75.

(j)  Tax gross-up payment related to relocation.

(k) On February 1, 1999 the Company granted shares of restricted stock to the following named executive officers. The shares will vest on February 1, 2004 if the executive remains employed by the Company until that date. This award of restricted stock would have vested earlier, on March 15, 2002, if certain performance goals were attained. However, the goals were not achieved and the shares did not vest on an accelerated basis. The executive has the right to vote the shares of restricted stock and to receive and retain all regular cash dividends payable after the grant date to record holders of Common Stock. The value of the named executive's restricted stock award was calculated by multiplying the closing price of the Company's Common Stock on the New York Stock Exchange on February 1, 1999 ($5.375) by the number of shares granted to him:

                                                           NUMBER OF
    NAME                                                    SHARES
    ----                                                    ------
B. L. Hartman............................................   30,000
J. L. Berk...............................................   20,000
G. M. Bahler.............................................   30,000
T. L. Talley.............................................   10,000

(l) Amount includes reimbursement for relocation expenses of $64,778 and $1,384 representing the Company's matching contribution under the 401(k) Plan made to Mr. Hartman's account in shares of Common Stock. The shares of Common Stock for the matching contribution were valued at

                                              (footnotes continued on next page)

(footnotes continued from previous page)
     $7.00 per share, which represents the closing price of a share of Common Stock on December 31, 1999, the last trading day of the plan year.

(m) Discretionary bonus paid in connection with certain real estate projects completed in 1999.

(n)  Amount includes discretionary bonus of $212,500.

(o)  Discretionary bonus payment.

           LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR(a)

                                                      PERFORMANCE       ESTIMATED FUTURE PAYOUTS UNDER
                                    NUMBER OF           PERIOD            NON-STOCK PRICE-BASED PLAN
                                  SHARES, UNITS          UNTIL       -------------------------------------
    NAME                        OR OTHER RIGHTS(#)      PAYOUT       THRESHOLD($)   TARGET($)   MAXIMUM($)
    ----                        ------------------      ------       ------------   ---------   ----------
M. D. Serra...................      1,200,000         2001 - 2003      270,000      1,080,000   2,160,000
D. W. Hilpert.................            N/A                 N/A          N/A            N/A         N/A
B. L. Hartman.................        500,000         2001 - 2003      112,500        450,000     900,000
J. L. Berk....................        410,000         2001 - 2003       92,250        369,000     738,000
G. M. Bahler..................        400,000         2001 - 2003       90,000        360,000     720,000
T. L. Talley..................        350,000         2001 - 2003       61,512        246,047     492,093

---------

(a) The named executive officers, excluding D. W. Hilpert, participate in the Long-Term Incentive Compensation Plan (the 'Long-Term Plan'). Mr. Hilpert participated in this plan while he was an officer of the Company. Individual target awards under the Long-Term Plan, are expressed as a percentage of the participant's annual base salary. In 2001 the Compensation and Management Resources Committee (the 'Compensation Committee') approved awards to the participants for the performance period of 2001 - 2003. The amounts shown in the table above under the column headed 'Number of Shares, Units or Other Rights' represent the annual rate of base salary for 2001 for each of the named executive officers. The amounts shown in the columns headed 'Threshold,' 'Target,' and 'Maximum' represent 22.5 percent, 90 percent and 180 percent, respectively, of each of the named executive officers', other than T. L. Talley's, annual base salaries in the first year of the Performance Period and represent the amount that would be paid to him at the end of the applicable Performance Period if the Company achieves the established goals. The amounts shown for Mr. Talley are pro rated to reflect his becoming a participant in this plan effective October 1, 2001.

    Unless otherwise determined by the Compensation Committee, any payment in connection with awards under this plan will be made only if and to the extent performance goals for the Performance Period are attained and only if the participant remains employed by the Company throughout the Performance Period; provided that if the performance goals are met, the Compensation Committee may, in its sole discretion, award, after completion of the Performance Period, a pro rata payment to any participant whose employment terminated during the Performance Period. Further, upon a Change in Control, the Compensation Committee, in its sole discretion, but only to the extent permitted under Section 162(m) of the Internal Revenue Code (if applicable), may make a payment equal to or less than a pro rata portion (through the date of the Change in Control) of the individual target award based on the actual performance results achieved from the beginning of the Performance Period to the date of the Change in Control and the
                                               (footnote continued on next page)

(footnote continued from previous page)
    performance results that would have been achieved had the performance goals been met for the balance of the Performance Period.

    Payment to a participant under the Long-Term Plan for each Performance Period shall be made, in the discretion of the Compensation Committee, in shares of Common Stock or cash. If payment is made in shares of stock, the number of shares to be paid to the participant will be determined by dividing the achieved percentage of a participant's Annual Base Salary by the fair market value, as defined in the Long-Term Plan, of the Common Stock on the date of payment. The amount of any payout for the Performance Period may not exceed the lesser of 300 percent of that employee's Annual Base Salary or $5,000,000.

    Any payout under the Long-Term Plan is calculated based upon the Company's performance in the applicable Performance Period and measured against the performance criteria set for the participant at the beginning of the applicable Performance Period by the Compensation Committee. These performance goals are based on one or more of the following criteria: (i) the attainment of certain target levels of, or percentage increase in, consolidated net income; or (ii) the attainment of certain levels of, or a specified increase in, return on invested capital. In addition, to the extent permitted by Section 162(m) of the Internal Revenue Code (if applicable), the Compensation Committee has the authority to incorporate provisions in the performance goals allowing for adjustments in recognition of unusual or non-recurring events affecting the Company or the Company's financial statements, or in response to changes in applicable laws, regulations or accounting principles.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS(a)
                                         ----------------------------------------------------
                                         NUMBER OF      PERCENT OF
                                         SECURITIES   TOTAL OPTIONS
                                         UNDERLYING     GRANTED TO     EXERCISE                 GRANT DATE
                                          OPTIONS       EMPLOYEES        PRICE     EXPIRATION     PRESENT
    NAME                                 GRANTED(#)   IN FISCAL YEAR   ($/SHARE)      DATE      VALUE($)(b)
    ----                                 ----------   --------------   ---------      ----      -----------
M. D. Serra............................   500,000         21.93         11.905      2/12/11      2,488,734
D. W. Hilpert..........................         0           N/A            N/A          N/A            N/A
B. L. Hartman..........................    47,500          2.08         12.985      4/11/11        258,157
J. L. Berk.............................    47,500          2.08         12.985      4/11/11        258,157
G. M. Bahler...........................    47,500          2.08         12.985      4/11/11        258,157
T. L. Talley...........................    30,000          1.32         12.985      4/11/11        163,046

---------

(a) During 2001 the Compensation Committee granted stock options to the named executive officers under the 1998 Stock Option and Award Plan (the '1998 Award Plan').

    The per-share exercise price of each stock option may not be less than the fair market value of a share of Common Stock on the date of grant. In general, no portion of any stock option may be exercised until the first anniversary of its date of grant. The options granted during 2001 become exercisable in three substantially equal installments, beginning on the first annual anniversary of the date of grant. If a participant retires, becomes disabled, or dies while employed by the Company or
                                              (footnotes continued on next page)

(footnotes continued from previous page) one of its subsidiaries, all unexercised options that are then immediately exercisable, plus those options that would have become exercisable on the next succeeding anniversary of the date of grant of each option, will remain (or become) immediately exercisable as of that date. Moreover, upon the occurrence of a 'Change in Control,' as defined in the 1998 Award Plan, all outstanding options will become immediately exercisable as of that date.

    In general, options may remain exercisable for up to three years following a participant's retirement or termination due to disability, and for up to one year for any other termination of employment for reasons other than cause. However, under no circumstances may an option remain outstanding for more than ten years from its date of grant.

    Options are also outstanding under the 1995 Stock Option and Award Plan (the '1995 Award Plan'). The terms of the 1995 Award Plan are substantially the same as the terms of the 1998 Award Plan.

(b) Values were calculated as of the date of grant using a Black-Scholes option pricing model. The values shown in the table are theoretical and do not necessarily reflect the actual values that the named executive officers may ultimately realize. Any actual value to the officer will depend on the extent to which the market value of the Company's Common Stock at a future date exceeds the option exercise price. In addition to the fair market value of the Common Stock on the date of grant and the exercise price, which are identical, the following assumptions were used to calculate the values shown in the table: a weighted-average risk-free interest rate of 4.17 percent; a stock price volatility factor of 48 percent; a two-year weighted-average expected award life and a zero dividend yield. The assumptions and calculations used for the model are consistent with the assumptions for reporting stock option valuations used in the Company's 2001 Annual Report.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                            SHARES                       OPTIONS AT FY-END(#)              FY-END($)(a)
                          ACQUIRED ON      VALUE      ---------------------------   ---------------------------
          NAME            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------   -----------   -----------   -------------   -----------   -------------
M. D. Serra.............          0            N/A      500,000        500,000       3,793,750      1,685,000
D. W. Hilpert(b)........    383,333      2,828,974      600,000              0               0              0
B. L. Hartman...........          0            N/A      109,166         90,834         410,327        393,196
J. L. Berk..............          0            N/A      104,998         82,502         296,775        433,780
G. M. Bahler............     10,000        118,587      133,866         85,834         196,078        339,790
T. L. Talley............          0            N/A       91,666         48,334         198,867        197,863

---------

(a) The fair market value (the average of the high and low prices of the Company's Common Stock) on Friday, February 1, 2002, the last business day of 2001, was $15.275.

(b) Options exercised following Mr. Hilpert's resignation from the Company.

RETIREMENT PLANS

    The Company maintains the Foot Locker Retirement Plan (the 'Retirement Plan'), a defined benefit plan with a cash balance formula, which covers associates of the Company and substantially all of its United States subsidiaries. All qualified associates at least 21 years of age are covered by the

Retirement Plan, and plan participants become fully vested in their benefits under this plan upon completion of five years of service or upon attainment of normal retirement age while actively employed.

    Under the cash balance formula, each participant has an account, for record keeping purposes only, to which credits are allocated annually based upon a percentage of the participant's W-2 Compensation, as defined in the Retirement Plan. This percentage is determined by the participant's years of service with the Company as of the beginning of each calendar year. The following table shows the percentage used to determine credits at the years of service indicated.

                                                                        PERCENT OF W-2
                                                PERCENT OF ALL           COMPENSATION
YEARS OF SERVICE                               W-2 COMPENSATION          OVER $22,000
----------------                               ----------------    +     ------------
Less than 6..................................        1.10                    0.55
6 - 10.......................................        1.50                    0.75
11 - 15......................................        2.00                    1.00
16 - 20......................................        2.70                    1.35
21 - 25......................................        3.70                    1.85
26 - 30......................................        4.90                    2.45
31 - 35......................................        6.60                    3.30
More than 35.................................        8.90                    4.45

    In addition, all balances in the participants' accounts earn interest at the fixed rate of 6 percent, which is credited annually. At retirement or other termination of employment, an amount equal to the vested balance then credited to the account under the Retirement Plan is payable to the participant in the form of a qualified joint and survivor annuity (if the participant is married) or a life annuity (if the participant is not married). The participant may elect to waive the annuity form of benefit described above and receive benefits under the Retirement Plan upon retirement in an optional annuity form or an immediate or deferred lump sum, or, upon other termination of employment, in a lump sum. Participants may elect one of the optional forms of benefit with respect to the accrued benefit as of December 31, 1995 if the individual participated in the Retirement Plan as of that date.

    The Internal Revenue Code limits annual retirement benefits that may be paid to, and compensation that may be taken into account in the determination of benefits for, any person under a qualified retirement plan such as the Retirement Plan. Accordingly, for any person covered by the Retirement Plan whose annual retirement benefit, calculated in accordance with the terms of this plan, exceeds the limitations of the Internal Revenue Code, the Company has adopted the Foot Locker Excess Cash Balance Plan (the 'Excess Plan'). The Excess Plan is an unfunded, nonqualified benefit plan, under which the individual is paid the difference between the Internal Revenue Code limitations and the retirement benefit to which he or she would otherwise be entitled under the Retirement Plan.

    In addition, the Supplemental Executive Retirement Plan (the 'SERP'), which is an unfunded, nonqualified benefit plan, provides for payment by the Company of supplemental retirement, death and disability benefits to certain executive officers and certain other key employees of the Company and its subsidiaries. The named executive officers, excluding D. W. Hilpert, and two of the other executive officers of the Company currently participate in the SERP. Under the SERP the Compensation Committee sets an annual targeted incentive award for each participant consisting of a percentage of salary and bonus based on the Company's performance against target. Achievement of the target causes an 8 percent credit to a participant's account. The applicable percentage decreases proportionately to the percentage of the Company's performance below target, but not below 4 percent, and increases proportionately to the percentage of the Company's performance above target, but not above 12 percent. Participants' accounts accrue simple interest at the rate of 6 percent annually.

    The table below provides the estimated annual benefit for each of the named executive officers stated as a single life annuity (except for D. W. Hilpert, whose actual retirement benefit paid in 2001 is stated as a lump sum) under the Retirement Plan, the Excess Plan, and where applicable, the SERP. Except for Mr. Hilpert, the projections contained in the table assume each person's continued employment with the Company to his normal retirement date and that compensation earned during each year after 2001 to the individual's normal retirement date remains the same as compensation earned by him during 2001. The projections in the table below are based upon a single life annuity determined by converting the account balance projected to normal retirement date using a
6.00 percent interest rate at normal retirement age based on the average rate as published in Federal statistical release H.15 (519) for 30-year U.S. Treasury Bills for December 2001. The applicable interest rate is the rate specified in
Section 417(e)(3)(A)(ii)(II) of the Internal Revenue Code.

                                   TOTAL ANNUAL BENEFIT        TOTAL ANNUAL BENEFIT
                                       FOR YEARS 1-3        FOR YEARS 4 AND SUBSEQUENT
    NAMED EXECUTIVE OFFICER       FOLLOWING RETIREMENT(a)    FOLLOWING RETIREMENT(a)
    -----------------------       -----------------------    -----------------------
M. D. Serra.....................         $477,061                    $45,805
B. L. Hartman...................          594,726                     68,163
J. L. Berk......................          587,535                     76,634
G. M. Bahler....................          493,129                    131,101
T. L. Talley....................           88,827                     17,096

                                      TOTAL LUMP SUM
    NAMED EXECUTIVE OFFICER               BENEFIT
    -----------------------               -------
D. W. Hilpert(b)................         $116,373

---------

(a) The amounts stated for years 1-3 following retirement include the SERP benefits, payable as a lump sum spread over a three-year period. The SERP projections include a 10.72 percent credit to the participants' accounts for 2001 and assume an annual 8 percent credit going forward. Beginning with the fourth year following retirement, the individuals' annual benefits will not include any SERP payments and, therefore, their annual benefits for those years will be reduced accordingly.

(b) Not eligible to receive a benefit under the SERP as a result of his resignation from the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    We have employment agreements with the named executive officers except for Mr. Hilpert. Mr. Hilpert's employment agreement, described below, ended as of March 3, 2001 when he resigned his positions with the Company.

M. D. SERRA

    We have an employment agreement with Mr. Serra in his position as President and Chief Executive Officer for a term ending on January 31, 2004. Beginning on January 31, 2003, and on every January 31 thereafter, the term of the agreement will automatically be extended for one year unless either party notifies the other that the term shall not be extended. Mr. Serra will receive a base salary of not less than $1.2 million per year, and his annual bonus at target during each year of his employment term will not be less than 75 percent of his base salary. Mr. Serra also participates in the Long-Term Plan.

    Under the terms of his agreement, the Compensation Committee granted
Mr. Serra a stock option for 500,000 shares in 2001. The Committee also granted to Mr. Serra 150,000 shares of restricted stock in 2001, which will fully vest on January 31, 2004 if he has been continuously employed by the Company until that date.

    If Mr. Serra's employment is terminated for any reason other than death, disability or cause, or if the Company materially breaches the terms of his employment agreement, we will pay him his base salary until the earliest of
(i) the end of the employment period, (ii) his death or (iii) his breach of any post-employment requirements. The Company would also pay him the annual bonus that he otherwise would have earned if his employment had not ended, pro rated to his termination date, and the bonus under the Long-Term Plan that he otherwise would have earned under that plan for the performance period that ends on the last day of the fiscal year in which his employment ends, pro rated to his termination date. Further, Mr. Serra's restricted stock would fully vest.

    Following a Change in Control, Mr. Serra would receive in a lump sum the same payments described in the paragraph above if (a) he terminates his employment within the 30-day period following the Change in Control, (b) we terminate his employment without cause, or (c) he terminates his employment for good reason during the two-year period following the Change in Control. If the sum of the payments to be made to Mr. Serra under these circumstances is less than 1.5 times his base salary and annual bonus at target, then the Company will pay the difference to him. Also, Mr. Serra's restricted stock and stock options would fully vest in this event. If Mr. Serra becomes entitled to the payments in this paragraph and the payments are determined to constitute payments under
Section 280G(b)(2) of the Internal Revenue Code and subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company will pay him a gross-up payment for the excise and related income taxes incurred in connection with the gross-up payment.

D. W. HILPERT

    We had an employment agreement with Mr. Hilpert, which ended as of March 3, 2001 at the time of Mr. Hilpert's resignation from the Company. During the term of his agreement, Mr. Hilpert received a base salary of not less than $950,000 per year and participated in the Annual Incentive Compensation Plan (the 'Annual Plan') and the Long-Term Plan. His payout at target under the Annual Plan was 75 percent of base salary.

    Under the terms of his agreement, the Compensation Committee granted 60,000 shares of restricted stock to Mr. Hilpert. The shares would have vested on February 1, 2004 if Mr. Hilpert had remained employed by the Company until that date. Mr. Hilpert forfeited these shares of restricted stock in 2001 as a result of his resignation from the Company.

    In the event Mr. Hilpert's employment had been terminated by him for good reason or by the Company without cause, he would have been entitled to payments of any unpaid base salary for the period prior to termination, any declared but unpaid bonuses, and amounts due under any employee benefit or incentive plan. Thereafter, for a period ending on the earliest of (a) the later of August 31, 2004 or two years from his termination date (b) his death, or (c) his violation of any post-employment requirements, the Company would have paid to Mr. Hilpert his annual base salary in effect immediately prior to his termination.

    Mr. Hilpert would have received in a lump sum the same payments described in the paragraph above following a Change in Control if (a) he had terminated his employment within the 30-day period following the Change in Control, (b) we had terminated his employment without cause, or (c) he had terminated his employment for good reason during the two-year period following the Change in Control. If the sum of the payments to be made to Mr. Hilpert in such circumstances had been less than three times his then-current base salary plus annual bonus at target in the year of termination, then the Company would have paid him the difference. In the event he had become entitled to the payments in this paragraph and the payments were determined to constitute payments under Section 280G(b)(2) of the Internal Revenue Code and subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company would have paid him a gross-up payment for the excise and related income taxes incurred in connection with the gross-up payment. Also, Mr. Hilpert's restricted stock would have immediately vested upon a Change in Control.

    Finally, if Mr. Hilpert's employment had been terminated (a) by him for good reason, (b) by the Company without cause, (c) following a Change in Control, or
(d) on August 31, 2004 if we did not have an employment agreement extending
Mr. Hilpert's employment, and the amount of retirement benefits to which he was then entitled under the Retirement Plan, the Excess Plan, and the SERP was less than $1,300,000, the Company would have increased the amount in his SERP account to reach this total. This provision was intended to compensate Mr. Hilpert for the benefit he would have received under his previous employer's supplementary plan.

    No payments were made to Mr. Hilpert as a result of his resignation from the Company on March 3, 2001.

G. M. BAHLER, J. L. BERK, B. L. HARTMAN, AND T. L. TALLEY

    We also have employment agreements with Bruce L. Hartman in his position as Executive Vice President, and with Gary M. Bahler, Jeffrey L. Berk, and Terry L. Talley in their positions as Senior Vice Presidents of the Company. The terms of the agreements for B. L. Hartman, G. M. Bahler, and J. L. Berk began January 1, 2002 and end on December 31, 2002. The term of the agreement for T. L. Talley began on October 1, 2001 and ends on December 31, 2002. The terms of each of the agreements will automatically be extended for additional one-year periods unless we give the executive notice that the Company does not intend to extend his agreement.

    If the Company terminates the executive's employment without cause or does not extend the term of his agreement beyond the then-current termination date, or if the executive terminates his employment for good reason, the Company will pay his base salary to him through the termination date and a severance benefit equal to the sum of two weeks' salary plus 1/26 of his annual bonus at target multiplied by his years of service, but not less than 52 weeks' salary. If the executive's employment is terminated by him for good reason or by the Company without cause within 24 months following a Change in Control, as defined in his employment agreement, he would be entitled to a severance benefit calculated using the formula described in the preceding sentence, except that the executive's minimum severance benefit may not be less than 104 weeks' salary plus two times his annual bonus at target.

TRUST AGREEMENT

    The Company has established a trust (the 'Trust') in connection with certain of its benefit plans, arrangements, and agreements, including certain of those described above, and other benefit plans, agreements or arrangements that subsequently may be covered (collectively, the 'Benefit Obligations'). Under the Trust agreement, in the event of a Change in Control of the Company (as defined in the Trust agreement), the trustee would pay to the persons entitled to the Benefit Obligations, out of funds held in the Trust, the amounts to which they may become entitled under the Benefit Obligations. Upon the occurrence of a Potential Change in Control of the Company (as defined in the Trust agreement), the Company is required to fund the Trust with an amount sufficient to pay the total amount of the Benefit Obligations. Following the occurrence, and during the pendency, of a Potential Change in Control, the trustee is required to make payments of Benefit Obligations to the extent these payments are not made by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 2001 the following individuals (none of whom had been an officer or employee of the Company or any of its subsidiaries) served on the Compensation and Management Resources Committee: Purdy Crawford, Philip H. Geier Jr., James
E. Preston, Christopher Sinclair and Cheryl N. Turpin. There were no interlocks with other companies within the meaning of the SEC's proxy rules. Mr. Crawford is Counsel to the Canadian law firm of Osler, Hoskin & Harcourt LLP, which provided legal services to the Company during 2001. Mr. Crawford has advised the Company that he received no remuneration from the firm in 2001. Mr. Crawford does not participate in decisions regarding awards under the Company's 1995 Award Plan or the 1998 Award Plan to executives covered by Section 16(a) of the Securities Exchange Act of 1934.

                COMPENSATION COMMITTEE'S REPORT TO SHAREHOLDERS
                           ON EXECUTIVE COMPENSATION

    The Compensation and Management Resources Committee of the Board of Directors (the 'Committee'), composed of the directors listed below, has responsibility for all compensation matters involving the Company's executive officers and for significant elements of the compensation of the chief executive officers and chief operating officers of its business units. None of the members of the Committee are officers or employees of the Company or any of its subsidiaries. This is our report on the Company's executive compensation in 2001.

    Compensation Policy. It is the policy of the Company to design and maintain a compensation policy that will enable the Company to attract, motivate, and retain executive officers and the senior management of its operating units by providing a fully competitive total compensation opportunity. This policy, developed under the oversight and with the approval of the Committee, provides for (i) competitive base salaries, which reflect the responsibilities of the position held and performance in the position; (ii) annual incentive opportunities payable in cash, which are based on the achievement of previously specified performance goals; (iii) long-term incentive opportunities, payable in stock or cash, which are based on the achievement of previously specified performance goals; and (iv) long-term stock-based incentive opportunities, which are designed to strengthen the mutuality of interest between participating executives and the shareholders. The Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment in establishing performance criteria, evaluating performance, and determining actual incentive payment levels. For senior level management associates the compensation policy provides that a greater percentage of total compensation will be at risk, dependent upon the performance of the Company or the relevant operating unit in relation to targets established under incentive compensation plans, or, in the case of stock options, increases in the price of the Company's Common Stock.

    Compensation Program. In order to implement this compensation policy, the Company, under the oversight and with the approval of the Committee, has established a compensation program for senior executive officers and the senior management of its business units consisting of four components: base salary, participation in the Annual Plan, participation in the Long-Term Plan, and grants under the Award Plans. These individuals, along with other associates of the Company, also have the opportunity to participate in the employee stock purchase program. The Company has a substantially similar compensation program for its other officers and senior management employees.

    An evaluation of the performance in the preceding year of each member of management, other than the Chief Executive Officer, is conducted by the Company's management at the beginning of each year, based upon goals, responsibilities, and other performance criteria established at the beginning of the prior year. Salary recommendations are then made to the Committee based upon the results of these performance reviews for the Company's executive officers and the chief executive officers and chief operating officers of the Company's business units. The Committee then reviews the base salaries of these individuals and determines the changes, if any, that should be made to their base salaries based upon individual performance and the need to maintain a competitive position with other national retail companies.

    At the beginning of each year, the Committee also establishes the performance goals under the Annual Plan for that year and under the Long-Term Plan for the performance period then beginning. The performance goals under the Annual Plan for 2001 were based on a combination of pre-tax earnings and percentage return on invested capital, with targets for executive officers being equal to the budgeted pre-tax earnings and percentage return on invested capital set in the Company's operating budget for the year. Senior management of the operating units participates in annual bonus plans with goals tied to operating results of their respective units. Payments under the Long-Term Plan are based on the Company's achievement, during the relevant performance period, of financial and operational targets established by the Committee at the beginning of the period. For the 2001-2003 performance period, this target is a specified average return on invested capital. For earlier periods, the target is a combination of average return on invested capital and cumulative net income.

    Each year the Committee considers granting options to purchase Common Stock to key employees, including executive officers. Stock option grants are intended to provide additional incentive for superior performance by officers and key employees who have the most impact on the management and success of the Company's businesses, and to strengthen the tie between a key employee's compensation opportunity and the shareholders' interest in increasing the price of Common Stock. Stock options granted by the Committee in 2001 vest in three equal annual installments beginning on the first anniversary of the date of grant. Approximately 200 associates participate. Also, from time to time, the Committee has granted restricted stock to certain key executives of the Company for retention purposes, including a grant of restricted stock to Mr. Serra in 2001 in connection with his promotion to the position of President and Chief Executive Officer.

    In determining the number of options to be granted to executive officers, the Committee considered a number of factors, including the position held by the individual, his or her performance, the number of options granted to these individuals in previous years, the financial results of the Company for the prior year, and the price of a share of Common Stock.

    The performance of the Company's continuing operations exceeded the performance targets established by the Committee under the Annual Plan for 2001 and essentially met the targets established by the Committee under the Long-Term Plan, for the 1999 - 2001 performance period, and payments were made to the executive officers under those plans, including the payments shown in the Summary Compensation Table on Page 11.

    Chief Executive Officer's Compensation. In 2001, the Company entered into a new employment agreement with Matthew D. Serra in connection with his promotion to the position of President and Chief Executive Officer. The terms of that agreement are summarized on Page 18. The components of Mr. Serra's compensation package are the same as those of other executive officers of the Company: base salary, annual cash incentive, long-term incentive payable in cash or stock, and long-term stock-based incentives comprised of stock options and restricted stock.

    In approving Mr. Serra's compensation arrangements, the Committee considered the compensation arrangements of chief executive officers of other companies in the retail and athletic footwear and apparel industries, Mr. Serra's then-existing arrangements as the Company's President and Chief Operating Officer, and the benefits to the Company and its shareholders that were expected to result from providing Mr. Serra with a meaningful compensation opportunity tied to the performance of the Company and the price of its Common Stock.

    Payments were made to Mr. Serra under the Annual Plan for 2001 and the Long-Term Plan for the 1999 - 2001 performance period as shown in the table on Page 11 based upon the performance of the Company's on-going operations compared to targets established by the Committee at the beginning of the relevant performance periods.

    Prior to his resignation in March 2001, Dale W. Hilpert served as the Company's Chief Executive Officer. The Committee had approved the employment arrangements with Mr. Hilpert, described on Page 19, and these arrangements are consistent with the compensation policy and program described in this report. In light of his resignation, no payments were made to Mr. Hilpert under the Annual Plan for 2001 or the Long-Term Plan for the 1999 - 2001 performance period.

    One Million Dollar Pay Deductibility Cap. Under Section 162(m) of the Code, public companies are precluded from receiving a federal tax deduction on compensation paid to certain executive officers in excess of $1 million per year unless certain requirements are met. It is generally the Committee's view that the compensation plans and programs of the Company should be designed and administered in a manner that ensures the tax deductibility by the Company of compensation paid to its executives. As a consequence, the Annual Plan, the Long-Term Plan, and the 1995 and 1998 Stock Option and Award Plans are structured so that cash compensation paid and stock options granted under those plans qualify for an exemption from the $1 million pay deductibility limit. The Committee recognizes, however, that situations may arise when it is in the best interests of the Company and its shareholders to pay compensation to an executive that cannot be deducted for tax purposes. The portion of Mr. Serra's base salary as Chief Executive Officer that exceeds $1 million per year, the portion of any payout under the Long-Term Plan that represents his interim participation awards, the compensation related to his restricted stock grants, and potentially some portion of the restricted stock grants made to certain other officers, are not expected to be deductible. It was the view of the Committee that the benefits of securing the services of Mr. Serra and these officers outweigh the Company's inability to obtain a tax deduction for those elements of compensation.

                                          James E. Preston, Chairman
                                          Purdy Crawford
                                          Philip H. Geier Jr.
                                          Christopher A. Sinclair
                                          Cheryl N. Turpin

PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on the Company's Common Stock with the Russell 2000 Index and a selected peer group from January 24, 1997 through February 1, 2002. The peer group consists of The Finish Line, Inc., Footstar, Inc. (whose business includes operations outside of athletic footwear and apparel retailing) and The Sports Authority, Inc. The Company believes that this selected group reflects the Company's peers as retailers in the athletic footwear and apparel industry.



                             [PERFORMANCE GRAPH]


                                            JANUARY   JANUARY   JANUARY   JANUARY   JANUARY   FEBRUARY
                                             1997      1998      1999      2000      2001      2002
                                            ------    ------    ------    ------    ------     ------

   Foot Locker............................  100.00     106.1      25.0      29.3      63.2       74.0
   Russell 2000...........................  100.00     116.8     116.0     134.8     138.1      130.4
   Peer...................................  100.00      81.0      55.7      47.2      72.5       73.2

                             AUDIT COMMITTEE REPORT

    In accordance with its charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities in the areas of the Company's accounting policies and practices, financial reporting, independent accountants and internal auditors.

    The Audit Committee consists of five independent members, as independence is defined under the rules of the New York Stock Exchange.

    The Audit Committee reviewed and discussed with management and KPMG LLP ('KPMG'), the Company's independent auditors, the audited financial statements for the 2001 fiscal year, which ended February 2, 2002. The Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, 'Communication with Audit Committees' and, with and without management present, discussed and reviewed the results of KPMG's examination of the financial statements.

    The Audit Committee obtained from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1 'Independence Discussions with Audit Committees' and has discussed with KPMG any relationships that may affect its objectivity and independence and satisfied itself as to the independent auditors' independence. The Audit Committee has considered whether the non-audit services provided by KPMG to the Company are compatible with maintaining KPMG's independence.

    Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Foot Locker's Annual Report on Form 10-K for the 2001 fiscal year.

                                          Purdy Crawford, Chairman
                                          Nicholas DiPaolo
                                          Jarobin Gilbert Jr.
                                          David Y. Schwartz
                                          Dona D. Young

                      EQUITY COMPENSATION PLAN INFORMATION

    The following table provides information as of February 2, 2002 for compensation plans under which equity securities may be issued.

                                              (a)                    (b)                    (c)
--------------------------------------------------------------------------------------------------------
PLAN CATEGORY                         NUMBER OF SECURITIES     WEIGHTED-AVERAGE      NUMBER OF SECURITIES
                                       TO BE ISSUED UPON       EXERCISE PRICE OF      REMAINING AVAILABLE
                                          EXERCISE OF        OUTSTANDING OPTIONS,     FOR FUTURE ISSUANCE
                                      OUTSTANDING OPTIONS,    WARRANTS AND RIGHTS        UNDER EQUITY
                                      WARRANTS AND RIGHTS                             COMPENSATION PLANS
                                                                                     (EXCLUDING SECURITIES
                                                                                         REFLECTED IN
                                                                                          COLUMN (a))
----------------------------------------------------------------------------------------------------------
Equity Compensation Plans Approved
  by Security Holders...............       7,557,448                $14.6259              14,296,417 (1)(2)
Equity Compensation Plans Not
  Approved by Security Holders (3)..          17,000                $11.905                        0
Total...............................       7,574,448                $14.6320              14,296,417

---------

(1) Includes securities available for future issuance under shareholder approved compensation plans other than upon the exercise of an option, warrant or right, as follows: 6,746,147 shares under the 1994 Employees Stock Purchase Plan (the 'Stock Purchase Plan') and 160,782 shares under the Directors Stock Plan. Participating employees under the Stock Purchase Plan may contribute up to 10 percent of their annual compensation to acquire shares of the Company's Common Stock at 85 percent of the lower market price on one of two specified dates in each plan year. The Directors Stock Plan provides for the payment of annual retainer fees to our nonemployee directors in shares of the Company's Common Stock. Directors are required to receive 50 percent of their annual retainer fees in the form of stock under the Directors Stock Plan and may elect to receive up to 100 percent of their fees in stock under this plan.

(2) The 1995 Stock Option and Award Plan (the '1995 Award Plan') and the 1998 Stock Option and Award Plan (the '1998 Award Plan'), which were previously approved by shareholders, contain limitations within their respective total number of authorized shares on the number of shares that may be awarded to participants in the form of restricted stock or Other Stock-Based Awards, and these shares are included in the total number disclosed in column (c). The 1995 Award Plan limits the number of shares that may be awarded as restricted stock to 1,500,000 shares, of which 980,000 shares remain available for issuance. Similarly, the 1998 Award Plan limits the number of shares that may be awarded in the form of restricted stock and Other Stock-Based Awards to 3,000,000 shares, of which 2,278,435 shares remain available for issuance. Payouts under the Long-Term Incentive Compensation Plan may, at the discretion of the Compensation Committee, be made in shares of Common Stock, and these shares would be issued as Other Stock-Based Awards under the 1995 Award Plan or the 1998 Award Plan.

(3) Reflects the nonstatutory stock option granted on February 12, 2001 to J. C. Bacot, as the non-executive Chairman of the Board, covering 17,000 shares of the Company's Common Stock. The option was granted at the per-share exercise price of $11.905, which was the fair market value of a share of the Company's Common Stock on the date of grant. The option vested on March 1, 2002 and will expire on December 31, 2005 unless it is exercised or cancelled prior to that date. Shares for this option grant are to be made available exclusively from treasury shares.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides that the members of the Board of Directors be divided into three classes serving staggered three-year terms, each class to be as nearly equal in number as the other two. The terms of Nicholas DiPaolo, and the three directors who constitute Class II, expire at the 2002 annual meeting upon the election and qualification of their successors.

    J. Carter Bacot, Purdy Crawford, Nicholas DiPaolo and Philip H. Geier Jr. will be considered for election as directors in Class II, each to hold office for a three-year term expiring at the annual meeting in 2005. The seven remaining directors will continue in office, in accordance with their previous elections, until the expiration of the terms of their classes at the 2003 or 2004 annual meeting. Each nominee has been nominated by the Board of Directors for election and has consented to serve for the specified term. Mr. DiPaolo was elected to the Board effective January 16, 2002. Messrs. Bacot, Crawford and Geier were elected to serve for their present terms at the 1999 annual meeting.

    If, prior to the annual meeting, any of the four nominees becomes unable to serve as a director for any reason, the persons designated as proxies on the enclosed proxy card will have full discretion to vote the shares represented by proxies held by them for another person to serve as a director in place of that nominee.

    Biographical information follows for the four nominees and for each of the seven other directors of the Company whose present terms as directors will continue after the 2002 annual meeting. There are no family relationships among the directors or executive officers of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES IDENTIFIED FOR ELECTION.

NOMINEES FOR DIRECTORS
TERMS EXPIRING IN 2005

J. CARTER BACOT. Age 69. Director since 1993. Mr. Bacot has served as the non-executive Chairman of the Board of the Company since March 4, 2001. He was Chairman of the Board of The Bank of New York Company, Inc. (bank holding company) and of The Bank of New York, its wholly owned subsidiary, from 1982 to February 7, 1998; Chief Executive Officer of The Bank of New York Company, Inc. and of The Bank of New York from 1982 to July 1, 1997. He is a trustee of Atlantic Mutual Insurance Company and a director of its subsidiaries, Atlantic Specialty Insurance Company and Centennial Insurance Company; and a director of The Bank of New York Company, Inc., and The Phoenix Companies, Inc. He is also a Trustee of Hamilton College.

PURDY CRAWFORD. Age 70. Director since 1995. Chairman of the Board of AT&T Canada (telecommunications) since June 1999. Chairman of the Board of Imasco Limited (Canada) (consumer products and services) from 1987 to February 2000 and its Chief Executive Officer from 1987 to 1995. Mr. Crawford is a director of Camco, Inc., Canadian National Railway Company, Inco Limited, Maple Leaf Foods Ltd., Petro-Canada, Emera Inc. (formerly Nova Scotia Power Inc.), Seamark Asset Management Ltd. and Ganong Bros. Ltd. He is Chancellor Emeritus of Mount Allison University; a member of the Advisory Board of Oxford Frozen Foods Limited; and Counsel to the Canadian law firm of Osler, Hoskin & Harcourt LLP.

NICHOLAS DIPAOLO. Age 60. Director since January 16, 2002. Vice Chairman and Chief Operating Officer of Bernard Chaus, Inc. (apparel designer and manufacturer) since November 1, 2000. He was Chairman of the Board, President and Chief Executive Officer of Salant Corporation (diversified apparel company) from January 1991 until his retirement in 1997. Mr. DiPaolo is a director of Bernard Chaus, Inc. and JPS Industries.

PHILIP H. GEIER JR. Age 67. Director since 1994. Chairman of the Board and Chief Executive Officer of Interpublic Group of Companies, Inc. (advertising agencies and other marketing communication services) from 1980 to January 1, 2001. He is a director of Fiduciary Trust Company International, Cross Air Ltd. and AEA Investors, Inc. He is also a member of the Board of Overseers and Managers of Memorial Sloan Kettering Cancer Center, the Board of Overseers of Columbia Business School, the Board of Trustees of the Whitney Museum of American Art, and the Vice Chairman of Save the Children.

DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING IN 2004

JAMES E. PRESTON. Age 69. Director since 1983. Chairman of the Board of Avon Products, Inc. (manufacture and sale of beauty and related products) from 1989 to May 6, 1999, and Chief Executive Officer of Avon Products, Inc. from 1989 to June 1998. He is a director of ARAMARK Corporation, Reader's Digest Association, Project Hope, The Edna McConnell Clarke Foundation, The New Milford Hospital, and the Kent Land Trust.

MATTHEW D. SERRA. Age 57. Director since 2000. The Company's President since April 12, 2000 and Chief Executive Officer since March 4, 2001. He was the Company's Chief Operating Officer from February 9, 2000 to March 3, 2001, and President and Chief Executive Officer of the Company's Foot Locker Worldwide division from September 21, 1998 to February 8, 2000. Prior to joining the Company, Mr. Serra served as Chairman and Chief Executive Officer of Stern's, a division of Federated Department Stores, Inc., from March 1993 to September 1998.

CHRISTOPHER A. SINCLAIR. Age 51. Director since 1995. Managing Director of Manticore Group, LLC (venture capital and advisory firm) since February 1, 2001, and Operating Partner of Pegasus Capital Advisors (private equity firm) since June 1, 2000. He was Chairman of the Board of Caribiner International (business communications) from May 5, 1999 to May 30, 2000, Chief Executive Officer from December 22, 1998 to May 30, 2000, and President from December 22, 1998 to
May 4, 1999. He served as President and Chief Executive Officer of Cutter Capital LLC, an affiliate of Manticore Group, LLC, from March 1998 to December 1998. From September 1996 to March 1998, Mr. Sinclair served as President and Chief Executive Officer of Quality Foods, Inc. (supermarket chain). He is a director of Mattel, Inc. and Merisant, Inc. Mr. Sinclair is also a member of the Board of Overseers of the Amos Tuck School of Business Administration at Dartmouth College.

DONA D. YOUNG. Age 48. Director since 2001. President of The Phoenix Companies, Inc. (provider of wealth management products and services to individuals and institutions) since 2000 and its Chief Operating Officer since February 2001. She has been President of Phoenix Life Insurance Company since February 2000 and its Chief Operating Officer since February 2001. Mrs. Young joined Phoenix Home Life Mutual Insurance Company in 1980 and served in various management and legal positions, including Executive Vice President and General Counsel from 1995 to 2000. Mrs. Young is a director of The Phoenix Companies, Inc., Sonoco Products Company and Wachovia Corporation. She is also a director of Hartford Hospital and The Children's Fund and a director/trustee of Phoenix Edge Series Fund.

DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING IN 2003

JAROBIN GILBERT JR. Age 56. Director since 1981. President and Chief Executive Officer of DBSS Group, Inc. (management, planning and trade consulting services) since 1992. He is a director of PepsiAmericas, Inc. and Midas, Inc. He is a trustee of Atlantic Mutual Insurance Company. Mr. Gilbert is also a director of Harlem Partnership, Inc. and a permanent member of the Council on Foreign Relations.

DAVID Y. SCHWARTZ. Age 61. Director since 2000. Independent business adviser and consultant since July 1997. He was a partner with Arthur Andersen LLP (public accounting firm) from 1972 until he retired in 1997. Mr. Schwartz is a director of Walgreen Co. and TruServ Corporation.

CHERYL N. TURPIN. Age 54. Director since 2001. President and Chief Executive Officer of the Limited Stores (retail merchants) from June 1994 to August 1997. She was President and Chief Executive Officer of Lane Bryant, a subsidiary of The Limited, Inc., from January 1990 to June 1994. Ms. Turpin is a member of the Board of Trustees of the Columbus School for Girls.

                                   PROPOSAL 2
           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    On the recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP as independent accountants of the Company for the fiscal year that began February 3, 2002, subject to ratification by the shareholders at the 2002 annual meeting. A resolution for ratification will be presented at the annual meeting.

    Representatives of KPMG are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

    The following table presents fees for professional audit services rendered by KPMG for the audit of Foot Locker's annual financial statements for 2001, as well as fees billed for other services provided by KPMG during 2001.

Audit Fees (Excluding Audit Related)....................  $1,556,000
Financial Information Systems
  Design and Implementation Fees........................           0
All Other Fees:
    Audit Related Services(1)...........................     921,278
    Other Non-Audit Services(2).........................     826,512
                                                          ----------
Total All Other Fees....................................  $1,747,790
                                                          ----------
                                                          ----------

---------

(1) Audit Related Services consisted principally of audits related to the divestiture of certain businesses, audits of financial statements of certain employee benefit plans, statutory audits, reviews of registration statements and issuance of consents.

(2) Other Non-Audit Services consisted of U.S. and international tax planning and compliance services.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2.

                                   PROPOSAL 3
             APPROVAL OF THE FOOT LOCKER 2002 DIRECTORS STOCK PLAN

    The Board of Directors has adopted, subject to shareholder approval, the Foot Locker 2002 Directors Stock Plan (the '2002 Directors Plan'), which is intended to replace the Directors Stock Plan and the Directors Stock Option Plan in effect for the Company's Nonemployee Directors. The 2002 Directors Plan combines the stock payment and stock option grant provisions of the directors' plans now in effect and adds a voluntary deferral feature by which directors may choose to defer their annual retainer fees.

    The following is a summary of the material terms of the 2002 Directors Plan and is qualified in its entirety by the complete text of the 2002 Directors Plan, which is attached as Appendix A. The capitalized terms used but not defined in this summary have the meanings given to them in the 2002 Directors Plan.

PURPOSE

    The 2002 Directors Plan is intended to promote the achievement of long-term objectives of the Company by closely aligning the interests of Nonemployee Directors with the interests of Foot Locker's shareholders and to retain and attract Nonemployee Directors of outstanding competence.

ADMINISTRATION

    This plan will be administered and interpreted by the Board of Directors or a duly authorized committee.

ELIGIBILITY

    Directors of the Company who are not employees of the Company or any of our subsidiaries or affiliates ('Nonemployee Directors') are eligible to participate in the 2002 Directors Plan. There are currently ten Nonemployee Directors on the Board.

SHARES SUBJECT TO THE PLAN

    The maximum number of shares of the Company's Common Stock, including the number of shares of stock with respect to stock option grants and deferred stock units, that may be issued under the 2002 Directors Plan is 500,000, subject to adjustment in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, spin-off or a similar corporate transaction that affects the Common Stock. A total of 250,000 shares were originally authorized to be issued under the current Directors Stock Plan, and a total of 100,000 shares were originally authorized to be granted as stock options under the current Directors Stock Option Plan. There are 160,762 shares remaining available for issuance under the Directors Stock Plan and 1,752 shares remaining available for issuance under the Directors Stock Option Plan. If shareholders approve the 2002 Directors Plan, no further issuances, awards or grants will be made from either of the current plans for directors.

PAYMENT OF ANNUAL RETAINER IN STOCK

    MANDATORY PORTION. Each Nonemployee Director will receive a whole number of shares of Common Stock equal in value to 50 percent of his or her annual retainer fee, including committee chairman retainer fees ('Annual Retainer'), payable for services as a director in lieu of payment in cash. The shares will be issued on July 1, or the next business day if this date is not a business day, of the applicable calendar year (the 'Stock Payment Date').

    ELECTIVE PORTION. A Nonemployee Director may elect to receive a whole number of shares of Common Stock equal to up to 100 percent of his or her Annual Retainer. Elections must be made in increments of 5 percent and must be made in writing no later than December 31 of the year preceding the applicable calendar year. Elections will be irrevocable for the applicable calendar year.

    VALUATION OF SHARES. Each share of Common Stock will be valued at the average of the high and low prices of a share of Common Stock on the Composite Tape for New York Stock Exchange-Listed Stocks, as reported by The Wall Street Journal on the last business day prior to the Stock Payment Date. The value of fractional shares will be paid in cash.

ANNUAL GRANT OF STOCK OPTION

    TERMS. Subject to shareholder approval, beginning with the 2002 fiscal year, each Nonemployee Director will be granted an Option on the first business day of each fiscal year to purchase that number of shares of Common Stock having a market value of $50,000 on the Date of Grant. With respect to the 2002 fiscal year, any Nonemployee Director who received a stock option grant under the Directors Stock Option Plan for the 2002 fiscal year shall not receive an Option under the 2002 Directors Plan for such fiscal year. All Options granted under this plan will be nonstatutory options not intended to qualify under
Section 422 of the Internal Revenue Code. Options granted under this Plan will have the following additional terms:

   --for Options granted in the 2002 fiscal year, the Options will vest in three substantially equal annual installments, beginning with the first anniversary of the Date of Grant; Options granted beginning with the 2003 fiscal year will fully vest one year following the Date of Grant;

   --the Options will expire on the earlier of the tenth anniversary of the Date of Grant or one year from the date on which the director ceases to be a Nonemployee Director; and

   --the exercise price per share shall be 100 percent of the Fair Market Value of a share of common stock on the Date of Grant and may be paid at the time of exercise in cash (including a broker assisted transaction), by tendering shares of common stock owned by the director for a period of at least six months (or other period necessary to avoid a charge against the Company's earnings) and valued at the Fair Market Value on the exercise date, or on such other terms and conditions as may be acceptable to the Board.

    TRANSFERABILITY. The Options may not be assigned or transferred, except by will or the laws of descent and distribution.

2002 OPTION GRANTS AND STOCK PAYMENTS

    Subject to shareholder approval of the 2002 Directors Plan, effective February 4, 2002 the Board of Directors granted Options under this plan to two Nonemployee Directors who did not otherwise receive a stock option grant for the 2002 fiscal year under the Directors Stock Option Plan previously approved by shareholders (the 'Prior Option Plan'). The two directors each received an Option covering 3,357 shares at an exercise price of $14.89 per share, which was the Fair Market Value of a share of common stock on the Date of Grant. The eight other Nonemployee Directors each received a stock option grant under the Prior Option Plan covering the same number of shares and at the same exercise price. No other Options have been granted under the 2002 Directors Plan, and no stock issuances have been made under this plan. If shareholders do not approve the 2002 Directors Plan, the Options granted under this plan would be cancelled.

                                                NUMBER OF SECURITIES
                                                     UNDERLYING
              NAME AND POSITION                   OPTIONS GRANTED
              -----------------                   ---------------
All Current Non-Executive Directors...........         6,714

    Any benefit to the grantees will be based on the spread between the Fair Market Value on the exercise date and $14.89. Since it is not possible to determine when the Options will be exercised by the Nonemployee Directors, the benefits, if any, are not determinable. Additionally, because the number of shares to be issued to each Nonemployee Director in payment of his or her Annual Retainer is a function of the Fair Market Value on the Stock Payment Date, the actual number of shares to be issued in 2002 to the Nonemployee Directors is not determinable.

CHANGE IN CONTROL

    In the event of a Change in Control, all outstanding Options not already exercisable would become immediately exercisable.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

    A Nonemployee Director does not realize taxable income, and no deduction is available to the Company, upon the grant of a nonstatutory option. When an Option is exercised, the excess of the fair market value of the shares on the exercise date over the exercise price of the Option will be taxable to the director as ordinary income and deductible by the Company. The tax basis of shares acquired will be the fair market value of the shares on the exercise date. For shares held for more than one year following the exercise date, the director will realize long-term capital gain or loss upon disposition.

VOLUNTARY DEFERRAL OF ANNUAL RETAINER

    DEFERRAL ELECTION. During the term of the 2002 Directors Plan, a Nonemployee Director may elect to receive all or a portion of the cash component of his or her Annual Retainer in the form of Deferred Stock Units or to have such amounts placed in an Interest Account. He or she may also elect to receive all or part of the stock component of his or her Annual Retainer in the form of Deferred Stock Units. The Interest Account is a hypothetical investment account bearing interest at the rate of one hundred and twenty percent (120%) of the applicable federal long-term rate, compounded annually, and set as of the first day of each Plan Year. A Stock Unit is an accounting equivalent of one share of the Company's common stock. A deferral election is irrevocable and is valid only for the Plan Year following the election.

    NUMBER OF STOCK UNITS. The number of Deferred Stock Units to be granted in connection with a deferral election shall equal the portion of the Annual Retainer being deferred into Stock Units divided by the Fair Market Value of a share of common stock on the scheduled payment date of the amount deferred. The value of each Deferred Stock Unit shall change in direct relationship to changes in the value of a share of Stock as determined by a Valuation. In the event Foot Locker pays dividends on its Common Stock, then dividend equivalents would be earned on Deferred Stock Units acquired by the Nonemployee Directors under the Plan.

    DISTRIBUTION. The distribution of amounts deferred by the Nonemployee Director shall occur as soon as administratively feasible following his or her termination of service as a director. The Nonemployee Director will receive a cash lump sum distribution equal to any balance of the deferred Annual Retainer allocated to his or her Interest Account, as calculated on the Valuation Date, and a lump sum distribution in shares of common stock equal to the value of his or her Deferred Stock Unit Account, based on the Fair Market Value on the Valuation Date. Alternatively, the Nonemployee Director may elect to receive his or her distribution in up to three annual installments, with the annual installment amount frozen as of the first distribution date.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

              DEADLINES FOR NOMINATIONS AND SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the 2003 annual meeting must be received by the Secretary of the Company no later than January 7, 2003 in order to be considered for inclusion in the 2003 proxy statement. The Company's By-laws require that shareholders must follow certain procedures to nominate a person for election to the Board of Directors or to introduce an item of business at an annual meeting. Shareholders must submit the proposed nominee or item of business by delivering a notice to the Secretary of the Company located at 112 West 34th Street, New York, New York 10120. We must receive notice of a shareholder's intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year's annual meeting. Assuming that our 2003 annual meeting is held on schedule, we must receive this notice no earlier than February 19, 2003 and no later than March 21, 2003. However, if we hold the annual meeting on a date that is not within 30 days before or after such anniversary date, we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

    Notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. Any shareholder who wishes to nominate a candidate for election to the Board should obtain a copy of the relevant section of the By-laws from the Secretary of the Company. Notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business that will be presented at the 2002 annual meeting. If other matters properly come before the meeting, including matters which may have been proposed for inclusion in the Company's proxy materials but were omitted pursuant to the rules of the SEC, the persons named as proxies will exercise their discretionary authority to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          GARY M. BAHLER
                                          Secretary

May 7, 2002

                                                                      APPENDIX A

                     FOOT LOCKER 2002 DIRECTORS STOCK PLAN

                                   ARTICLE I
                           ESTABLISHMENT OF THE PLAN

    1.1 ESTABLISHMENT OF THE PLAN. Foot Locker, Inc. (the 'Company') hereby establishes a compensation plan for Nonemployee Directors of the Company to be known as the Foot Locker 2002 Directors Stock (the 'Plan'), as set forth in this document. The Plan provides for (i) the issuance of Shares to Nonemployee Directors in payment of part or all of their annual retainer fee, (ii) the grant of an annual stock option to Nonemployee Directors and (iii) the voluntary deferral of the payment of the Nonemployee Director's Annual Retainer, subject to the terms and conditions set forth herein.

    1.2 REPLACEMENT PLAN. The Plan is intended to replace the Foot Locker Directors Stock Plan and the Foot Locker Directors Stock Option Plan in effect prior to the Effective Date (the 'Prior Plans'). The Prior Plans will continue to apply only with respect to stock issuances and stock options granted prior to the Effective Date under such plans. Upon approval of the Plan by shareholders, no further stock issuances, grants or awards shall be made to Nonemployee Directors under the Prior Plans.

    1.3 SHAREHOLDER APPROVAL REQUIREMENT. The Plan (and any grants of Options made prior to shareholder approval) shall be subject to the requisite approval of the shareholders of the Company at the 2002 annual meeting of shareholders. In the absence of such shareholder approval, any such Options granted prior to such approval shall be null and void.

    1.4 TERM OF PLAN. The Plan shall take effect as of January 1, 2002 and shall remain in effect until January 1, 2012, unless sooner terminated by the Board.

                                   ARTICLE II
                                    PURPOSE

    2.1 PURPOSE. The Plan is intended to increase the proprietary interest of Nonemployee Directors of the Company, to promote the achievement of long-term objectives of the Company by closely aligning the interests of Nonemployee Directors with the interests of the Company's shareholders, and to retain and attract Nonemployee Directors of outstanding competence.

                                  ARTICLE III
                                  DEFINITIONS

    3.1 DEFINITIONS. The following terms, as used herein, shall have the following meanings:

        (1) 'ACCOUNT' means the total of the Interest Account and the Deferred Stock Unit Account to which a Participant's deferred Annual Retainer shall be credited. A separate Account shall be established with respect to the deferred Annual Retainer for each Plan Year.

        (2) 'ADMINISTRATOR' shall mean the Board or a duly authorized committee thereof or any employee or other person designated under Article V of the Plan to assist in the administration of the Plan.

        (3) 'ANNUAL RETAINER' shall mean the annual retainer payable for services on the Board as a Nonemployee Director, including the annual retainer payable to a Nonemployee Director for service as a committee chair. Annual Retainer shall not include expense reimbursements, amounts realized upon the exercise of Options, or any other amount paid to a Nonemployee Director.

        (4) 'BENEFICIARY' shall mean the individual designated by the Participant, on a form acceptable to the Administrator, to receive benefits payable under this Plan in the event of the Participant's death. If no Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the payment of the amount, if any, payable under the Plan upon his or her death shall be made to the Participant's estate. Upon the acceptance by the Administrator of a new Beneficiary designation, all Beneficiary designations previously filed shall be canceled. The Administrator shall be entitled to rely on the last Beneficiary designation filed by the Participant and accepted by the Administrator prior to the Participant's death. Notwithstanding the foregoing, no Beneficiary designation, or change or revocation thereof, shall be effective unless received by the Administrator prior to the Participant's death.

        (5) 'BOARD' shall mean the Board of Directors of the Company.

        (6) 'CHANGE IN CONTROL' shall mean the occurrence of an event described in Section 7.5 hereof.

        (7) 'CODE' shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (8) 'COMPANY' shall mean Foot Locker, Inc., a New York corporation or any successor corporation by merger, consolidation or transfer of assets substantially as a whole.

        (9) 'DATE OF GRANT' shall mean the date on which an Option is granted to a Nonemployee Director.

        (10) 'DEFERRAL AGREEMENT' means an agreement entered into between a Nonemployee Director and the Company to authorize the Company to reduce the amount of the Nonemployee Director's Annual Retainer and credit the amount of such reduction to the Plan. A Deferral Agreement shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Company or the Board, including without limitation:

           (a) the dollar amount of the cash component and the stock component of the Annual Retainer to be deferred or the amount to be deferred in whole percentages;

           (b) the amount of Deferred Annual Retainer to be credited to the Interest Account and to the Deferred Stock Unit Account; and

           (c) any provisions which may be advisable to comply with applicable laws, regulations, rulings, or guidelines of any government authority.

           A Deferral Agreement may, to the extent permitted by the Board and by applicable law, be made by paper or electronic means.

        (11) 'DEFERRAL PERIOD' shall mean, with regard to the Participant's Deferred Annual Retainer for each Plan Year in which a Deferral Agreement is in effect, the period commencing upon the effective date of a deferral election and ending on date of the Participant's Termination.

        (12) 'DEFERRED ANNUAL RETAINER' shall mean the amount of Annual Retainer deferred by a Nonemployee Director pursuant to Article IX.

        (13) 'DEFERRED STOCK UNIT ACCOUNT' shall mean an account established and maintained by the Company for each Participant who receives Stock Units under the Plan.

        (14) 'DISTRIBUTION DATE' shall mean the date of Termination of a Participant, or as soon as administratively feasible following such Termination, to commence payment of the amount credited to a Participant's Account.

        (15) 'EXCHANGE ACT' shall mean the Securities Exchange Act of 1934, as amended.

        (16) 'EFFECTIVE DATE' shall mean January 1, 2002.

        (17) 'FAIR MARKET VALUE' of a share of Stock shall mean, as of any date, the average of the high and low prices of a share of Stock as reported for such date on the Composite Tape for New York Stock Exchange-Listed Stocks by The Wall Street Journal, or, if the Stock was not traded on the New York Stock Exchange on such date, the Fair Market Value of a share of Stock as of such date shall be the average of the high and low prices of a share of such Stock as reported on said Composite Tape on the immediately preceding date on which such trades were reported on said Composite Tape.

        (18) 'INTEREST ACCOUNT' shall mean a hypothetical investment account bearing interest at the rate of one hundred and twenty percent (120%) of the applicable federal long-term rate, compounded annually, and set as of the first day of each Plan Year.

        (19) 'NONEMPLOYEE DIRECTOR' shall mean a member of the Board who is not an employee of the Company or any subsidiary or affiliate of the Company.

        (20) 'OPTION' shall mean the right, granted pursuant to this Plan, of a Participant to purchase shares of Stock at the Fair Market Value on the Date of Grant.

        (21) 'OPTION AGREEMENT' shall mean any written agreement, contract, or other instrument or document between the Company and a Nonemployee Director evidencing an Option.

        (22) 'PARTICIPANT' shall mean a Nonemployee Director of the Company who is eligible to participate herein.

        (23) 'PLAN' shall mean the Foot Locker 2002 Directors Stock Plan.

        (24) 'PLAN YEAR' shall mean the calendar year.

        (25) 'RULE 16b-3' shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

        (26) 'STOCK' shall mean shares of the Company's common stock, par value $0.01 per share.

        (27) 'STOCK PAYMENT DATE' shall mean July 1 (or if such date is not a business day, the next succeeding business day) in any calendar year.

        (28) 'STOCK UNIT' shall mean an accounting equivalent of one share of Stock.

        (29) 'TERMINATION' shall mean a Participant's termination for any reason, including retirement and death, of service as a director on the Board.

        (30) 'TRANSFER' or 'TRANSFERRED' or 'TRANSFERABLE' shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer.

        (31) 'VALUATION' shall mean an evaluation of the worth of a Deferred Stock Unit based on changes in the Fair Market Value of the Stock, as determined by the Board or the Administrator pursuant to the Plan.

        (32) 'VALUATION DATE' shall mean the day of any Plan Year on which a Participant's Deferral Period ends.

                                   ARTICLE IV
                         SECTION 16 OF THE EXCHANGE ACT

    4.1 SECTION 16. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Stock are intended to comply with all exemptive conditions under Rule 16b-3.

                                   ARTICLE V
                                 ADMINISTRATION

    5.1 THE BOARD. The Plan shall be administered by the Board or a duly authorized committee thereof. The Board may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable.

    5.2 ADMINISTRATIVE DUTIES.

        (a) The Board, or a duly authorized committee thereof, shall have full authority to administer the Plan, subject to its provisions; to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend and rescind rules for carrying out the Plan; and to make all other determinations and to take all such steps in connection with the Plan as the Board, or a duly authorized committee thereof, in its sole discretion, deems necessary or desirable. If so designated by the Board, or a duly authorized committee thereof, the Corporate Secretary and other employees of the Company shall assist in the administration of the Plan, and shall be authorized to prescribe the form or forms of instruments evidencing elections, Options, Deferral Agreements, and any other instruments required under the Plan and to change such forms from time to time.

        (b) The Board, or a duly authorized committee thereof, may employ such legal counsel, service providers, consultants and agents, including any committee of the Board, and any officer or employee of the Company as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, service provider, or consultant and any computation received from any such service provider, consultant, or agent. The Board, any duly authorized committee thereof, the members of the Board and employees of the Company designated hereunder shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and By-Laws, the Board, any duly authorized committee thereof, the members of the Board, and employees of the Company designated hereunder shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation and the By-Laws of the Company and any indemnification agreement between the Company and such person. Expenses incurred by the Board or the Administrator in the engagement of any such counsel, service provider, consultant or agent shall be paid by the Company.

        (c) All determinations by the Board, or a duly authorized committee thereof, with respect to the administration of the Plan shall be in the sole discretion of the Board, or a duly authorized committee thereof, based on the Plan document and other relevant documents, and all such determinations shall be final and binding upon all interested parties, including the Participant, his or her executor, administrator or other personal representative or Beneficiary, and the Company.

    5.3 COSTS AND EXPENSES. All costs and expenses involved in administering the Plan shall be borne by the Company.

                                   ARTICLE VI
                     SHARES; ADJUSTMENT UPON CERTAIN EVENTS

    6.1 SHARES RESERVED. Shares of Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been acquired by the Company, provided that the total amount of Stock which may be issued under the Plan, including the number of shares of Stock with respect to which Options may be granted and the number of Stock Units allocated under the Plan, shall not exceed 500,000 shares, subject to adjustment as provided herein. If any Option granted under the Plan shall be terminated for any reason without having been exercised, the Shares subject to, but not delivered under, such Option shall again be available for issuance under the Plan.

    6.2 ADJUSTMENTS UPON CERTAIN EVENTS.

        (a) CAPITAL STRUCTURE. The existence of the Plan and any of its provisions shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock, or any other corporate act or proceeding.

        (b) ADJUSTMENTS. In the event of (i) any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Stock or capital stock other than Stock, sale or transfer of all or part of its assets or business, reclassification of its capital stock, or any similar change affecting the Company's capital structure or business and (ii) the Board determines an adjustment is appropriate under the Plan, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares to be issued upon exercise of an outstanding Option granted under this Plan and the purchase price thereof, and the number of Stock Units held in the Deferred Stock Unit Account shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Board shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

        (c) FRACTIONAL SHARES. Fractional shares of Stock resulting from any adjustment pursuant to Section 6.2(b) shall be eliminated by rounding-down for fractions less than one-half ( 1/2) and rounding-up for fractions equal to or greater than one-half ( 1/2). With respect to adjustments upon certain events as provided under Section 6.2, no cash settlements shall be made with respect to fractional shares eliminated hereunder by rounding. Notice of any adjustment shall be given by the Board to each Participant whose Option or Deferred Stock Unit Account has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

        (d) ACQUISITION EVENTS. If the Company shall not be the surviving corporation in any merger or consolidation, or if the Company is to be dissolved or liquidated, then, unless the surviving corporation assumes the Options or substitutes new stock options which are determined by the Board in its sole discretion to be substantially similar in nature and equivalent in terms and value for Options then outstanding, upon the effective date of such merger, consolidation, liquidation or dissolution, any unexercised Options shall expire without additional compensation to the holder thereof; provided, that the Board, or a duly authorized committee thereof, or the Secretary of the Company at the request of the Board shall deliver notice to each Nonemployee Director at least twenty days prior to the date of consummation of such merger, consolidation, dissolution or liquidation which would result in the expiration of the Options and during the period from the date on which such notice of termination is delivered to the consummation of the merger, consolidation, dissolution or liquidation, such Nonemployee Director shall have the right to exercise in full effective as of such consummation all Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Options and whether or not such Options are then vested) but contingent on occurrence of the merger, consolidation, dissolution or liquidation, and, provided that, if the contemplated transaction does not take place within a ninety-day period after giving such notice for any reason whatsoever, the notice, accelerated vesting and exercise shall be null and void and, if and when appropriate, new notice shall be given as aforesaid.

                                  ARTICLE VII
                           ANNUAL STOCK OPTION GRANT

    7.1 ANNUAL STOCK OPTION GRANT. Each Nonemployee Director on the first business day of a fiscal year of the Company beginning with the 2002 fiscal year, shall automatically be granted on such a day an Option to purchase that number of shares of Stock having a market value of $50,000 on the Date of Grant. Such market value shall be determined by dividing $50,000 by the Fair Market Value on the Date of Grant. With respect to the 2002 fiscal year, any Nonemployee Director who receives a stock option grant under the Directors Stock Option Plan for such fiscal year shall not receive an Option under the Plan for such fiscal year.

    7.2 NONQUALIFIED OPTIONS. The Options granted will be nonqualified stock options not intended to qualify under Section 422 of the Code and shall have the following terms and conditions:

        (a) PRICE. The purchase price per share deliverable upon the exercise of each Option shall be 100 percent of the Fair Market Value per Share on the date the Option is granted.

        (b) PAYMENT. Shares of Stock purchased pursuant to the exercise of the Option shall be paid for at the time of exercise as follows: (i) in cash, including a cashless exercise through a broker, (ii) by payment in full or part in the form of shares of Stock owned by the Participant for a period of at least six months (or such other period necessary to avoid a charge against the Company's earnings), provided that such shares are held free and clear of any liens and encumbrances, based on the Fair Market Value on the exercise date; or (iii) on such other terms and conditions as may be acceptable to the Board of Directors.

        (c) EXERCISABILITY AND TERM OF OPTIONS. Options granted for the 2002 fiscal year shall become exercisable in three substantially equal installments commencing on the first annual anniversary of the Date of Grant, provided that the holder of such Option is a Nonemployee Director on each such anniversary. For Options granted beginning with the 2003 fiscal year, Options shall fully vest one year following the Date of Grant, provided that the holder of such Option is a Nonemployee Director on such date. Options shall be exercisable until the earlier of ten years from the Date of Grant or the expiration of the one-year period from the date of Termination as provided in
    Section 7.2(d).

        (d) TERMINATION OF SERVICE AS A NONEMPLOYEE DIRECTOR. Upon Termination, all outstanding Options held by such Participant, to the extent then exercisable, shall be exercisable in whole or in part for a period of one year from the date of Termination. If a Nonemployee Director's Termination is by reason of death, all Options, to the extent exercisable, shall remain exercisable by the Nonemployee Director's estate or by the person given authority to exercise such Options by his or her will or by operation of law, for a period of one year following the Nonemployee Director's date of death. In no event, however, shall any Option be exercisable beyond ten years from its Date of Grant.

        (e) NONTRANSFERABILITY OF OPTIONS. No Option may be assigned, alienated, pledged, attached, sold or otherwise Transferred or encumbered by a Participant other than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an Option is granted, it may be exercised only by the Participant or by the Participant's guardian or legal representative.

    7.3 OPTION AGREEMENT. Each Option granted hereunder shall be evidenced by an Option Agreement with the Company that shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

    7.4 NO RIGHTS OF SHAREHOLDERS. Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any shares of Stock covered by any Options granted unless and until the shares have been issued and the Participant shall have become the beneficial owner of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise provided herein.

    7.5 CHANGE IN CONTROL. Notwithstanding any other provision of the Plan to the contrary, if, while any Options remain outstanding under the Plan, a 'Change in Control' of the Company (as defined below) shall occur, all Options granted under the Plan that are outstanding at the time of such Change in Control shall become immediately exercisable in full, without regard to the years that have elapsed from the Date of Grant. For purposes of this Section 7.5, a Change in Control of the Company shall occur upon the happening of the earliest to occur of the following:

        (i) (A) the making of a tender or exchange offer by any person or entity or group of associated persons or entities (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a 'Person') (other than the Company or its subsidiaries) for shares of Stock pursuant to which purchases are made of securities representing at least twenty percent (20%) of the total combined voting power of the Company's then issued and outstanding voting securities; (B) the merger or consolidation of the Company with, or the sale or disposition of all or substantially all of the assets of the Company to, any Person other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation; or (b) a merger or capitalization effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Exchange
    Act), of securities representing more than the amounts set forth in (C) below; (C) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), in the aggregate, of securities of the Company representing twenty percent (20%) or more of the total combined voting power of the Company's then issued and outstanding voting securities by any Person acting in concert as of the date of the Plan; provided, however, that the Board may at any time and from time to time and in the sole discretion of the Board, as the case may be, increase the voting security ownership percentage threshold of this item (C) to an amount not exceeding forty percent (40%); or (D) the approval by the Company's shareholders of any plan or proposal for the complete liquidation or dissolution of the Company or for the sale of all or substantially all of the assets of the Company; or (ii) during any period of not more than two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into agreement with the Company to effect a transaction described in clause (i)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

                                  ARTICLE VIII
                      PAYMENT OF ANNUAL RETAINER IN STOCK

    8.1 MANDATORY PORTION. For each calendar year commencing with the calendar year beginning January 1, 2002, each Nonemployee Director who is a director of the Company on or before the date of an annual meeting of shareholders in any calendar year shall receive a whole number of shares of Stock equal in value to 50 percent of his or her Annual Retainer payable for services as a director during such calendar year in lieu of payment of such percentage of such director's Annual Retainer in cash. Such shares shall be issued to each such Nonemployee Director on the Stock Payment Date. Each such share of Stock shall be valued at the Fair Market Value on the last business day preceding the Stock Payment Date. Notwithstanding any other provision herein, the value of fractional shares shall be paid to the Nonemployee Director in cash.

    8.2 ELECTIVE PORTION. For each calendar year commencing with the calendar year beginning January 1, 2002, each person who will be a Nonemployee Director on January 1 of such year may elect to receive, in addition to the mandatory stock portion of his or her Annual Retainer provided under Section 8.1, a whole number of shares of Stock equal in value (based on the Fair Market Value on the Stock Payment Date) of up to the remaining 50 percent of his or her Annual Retainer in lieu of payment of such percentage in cash so that, if such election is exercised in full, 100 percent of his or her Annual Retainer would be paid in shares of Stock. Such election may be made in incremental amounts of five percent of the total Annual Retainer. Such shares shall be delivered to each Nonemployee Director on the Stock Payment Date. Notwithstanding any other provision herein, the value of fractional shares shall be paid to the Nonemployee Director in cash. Any such election shall be irrevocable and shall be made in writing no later than December 31 of the year preceding such year. Any such elections made by Nonemployee Directors under any prior plan of the Company for the calendar beginning January 1, 2002 shall remain in effect under the Plan.

                                   ARTICLE IX
                          DEFERRAL OF ANNUAL RETAINER

    9.1 DEFERRAL ELECTION. During the term of the Plan, a Nonemployee Director may elect to defer all or any specified portion of the cash component of his or Annual Retainer in the form of Deferred Stock Units or to have such amounts placed in an Interest Account. During the term of the Plan, a Nonemployee Director may also elect to defer all or part of the stock component of his or her Annual Retainer in the form of Deferred Stock Units. A Nonemployee Director's election to defer his or her Annual Retainer hereunder pursuant to a Deferral Agreement is irrevocable and is valid only for the Plan Year following the election. If no new Deferral Agreement is timely executed and delivered with respect to any subsequent Plan Year, the Annual Retainer earned in such Plan Year shall not be deferred under the Plan. Once a Participant designates the allocation of his or her Deferred Annual Retainer, the Participant may not change the allocation.

    9.2 TIMING AND MANNER OF DEFERRAL. Any election to defer all or a portion of the Annual Retainer, as provided in this Article IX, shall be made by the Participant in writing on a Deferral Agreement and provided to the Secretary of the Company on or before the December 31 preceding the Plan Year in which the Annual Retainer is earned, and shall apply on a pro rata basis with respect to the entire amount of Annual Retainer earned for such Plan Year, whenever payable. Any such election made by December 31 shall become effective on the following January 1.

    9.3 BOOK ENTRY OF DEFERRED FEES. The amount of the Annual Retainer that is deferred shall be credited as a book entry to an Account in the name of the Participant not later than the date such amount would otherwise be payable to the Participant.

    9.4 VESTING.

        (a) INTEREST ACCOUNT. A Participant's Interest Account shall be fully vested at all times. Each Interest Account shall be the record of the cash amounts of the Annual Retainer deferred by the Participant, together with interest thereon, is maintained solely for accounting purposes, and shall not require a segregation of any Company assets.

        (b) DEFERRED STOCK UNITS. A Participant's Deferred Stock Unit Account shall be fully vested at all times.

    9.5 DEFERRED STOCK UNITS.

        (a) NUMBER. The number of Deferred Stock Units to be granted in connection with an election pursuant to Section 9.1 shall equal the portion of the Annual Retainer being deferred into Stock Units divided by the Fair Market Value on the scheduled payment date of the amount deferred or, in the case of the stock portion of the Annual Retainer, the Stock Payment Date.

        (b) DEFERRED STOCK UNIT ACCOUNT. A Deferred Stock Unit Account shall be established and maintained by the Company for each Participant who elects to defer his or her Annual Retainer in the form of Deferred Stock Units under the Plan. As the value of each Deferred Stock Unit changes pursuant to
    Section 9.5, the Participant's Deferred Stock Unit Account shall be adjusted accordingly. Each Deferred Stock Unit Account shall be the record of the Deferred Stock Units acquired by the Participant granted to the Participant on each applicable acquisition date, is maintained solely for accounting purposes, and shall not require a segregation of any Company assets.

        (c) VALUE. Each Deferred Stock Unit shall have an initial value that is equal to the Fair Market Value determined in accordance with Section 9.5(a). Subsequent to such date of acquisition, the value of each Deferred Stock Unit shall change in direct relationship to changes in the value of a share of Stock as determined pursuant to a Valuation.

        (d) DIVIDEND EQUIVALENTS. In the event the Company pays dividends on the Stock, dividend equivalents shall be earned on Deferred Stock Units acquired under the Plan. Such dividend equivalents shall be converted into an equivalent amount of Deferred Stock Units based upon the Valuation of a Deferred Stock Unit on the date the dividend equivalents are converted into Deferred Stock Units. The converted Deferred Stock Units will be fully vested upon conversion.

        (e) AMOUNT OF PAYOUT. Subject to Section 9.6(b), the payout of the amount in the Participant's Deferred Stock Unit Account shall be made in a lump sum in Stock. The number of shares of Stock to be so distributed to the Participant shall equal the number of Stock Units then in his or her Deferred Stock Unit Account.

    9.6 DISTRIBUTION.

        (a) Upon the first business day of the month coincident with or next following the end of the Deferral Period (or as soon as administratively feasible thereafter), the Participant shall receive a cash lump sum distribution equal to any balance of the deferred Annual Retainer allocated to his or her Interest Account, as calculated on the Valuation Date, plus a distribution in shares of Stock equal to the value of the balance of the deferred Annual Retainer allocated to his or her Deferred Stock Unit Account, based on the Fair Market Value on the Valuation Date.

        (b) The Participant may elect to receive the distribution from his or her Account as provided above in up to three annual installments, beginning on the Distribution Date (or as soon as administratively feasible thereafter). The amount of each installment payment, including the number of shares to be distributed with respect to the Deferred Stock Unit Account, shall be frozen as of the Distribution Date of the first installment payment, so that the Participant's balance in his or her Account shall not be subject to increase or decrease.

    9.7 DEATH. If a Participant dies prior to receiving the total amount of his or her Account, the unpaid portion of his or her Account shall be paid to the Participant's Beneficiary upon the first business day of the month coincident with or next following the Participant's death (or as soon as administratively feasible thereafter). If the Administrator is in doubt as to the right of any person to receive any amount, the Administrator may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Administrator may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan, the Administrator and the Company therefor.

    9.8 NO TRANSFER OF DEFERRED ANNUAL RETAINER. A Participant shall have no right to transfer all or any portion of his or her Deferred Annual Retainer between the Interest Account and the Deferred Stock Unit Account.

    9.9 EMPLOYEE DIRECTORS. If a Participant becomes an employee of the Company but remains a director, he or she may not make any future deferrals under the Plan and the Participant's Deferral Agreement shall terminate. Amounts already deferred under the Plan shall continue to be deferred until the end of such Participant's Deferral Period.

    9.10 PLAN PROVISIONS CONTROL. A Participant shall not be entitled to, and the Company shall not be obligated to pay to such Participant, the whole or any part of the amounts deferred under the Plan, except as provided in the Plan.

    9.11 CESSATION OF FUTURE DEFERRALS. The Board may direct at any time that Participants shall no longer be permitted to make future deferrals of Annual Retainer Fees under the Plan.

                                   ARTICLE X
                                 MISCELLANEOUS

    10.1 RIGHTS OF PARTICIPANTS; NO FUNDING OBLIGATION. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, among the Company, the Administrator and any Participant, the executor, administrator or other personal representative or Beneficiary of such Participant, or any other persons. Funds allocated to a Deferred Stock Unit Account or an Interest Account established by the Company in connection with the Plan shall continue to be a part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant, his or her executor, administrator or other personal representative or Beneficiary. If and to the extent that any Participant or his or her executor, administrator, or other personal representative or Beneficiary, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. The Company may, in its sole discretion, establish a 'rabbi trust' to pay amounts payable hereunder. If the Company decides to establish any accrued reserve on its books against the future expense of benefits payable hereunder, or if the Company establishes a rabbi trust under this Plan, such reserve or trust shall not under any circumstances be deemed to be an asset of the Plan.

    10.2 NONTRANSFERABILITY OF RIGHTS UNDER THE PLAN. No amounts payable or other rights under the Plan shall be sold, Transferred, assigned, pledged or otherwise disposed of or encumbered by a Participant, except as provided herein.

    10.3 MINORS AND INCOMPETENTS.

        (a) In the event that the Administrator determines that a Participant is unable to care for his or her affairs because of illness or accident, then benefits payable hereunder, unless a claim has been made therefor by a duly appointed guardian, committee, or other legal representative, may be paid in such manner as the Administrator shall determine, and the application thereof shall be a complete discharge of all liability for any payments or benefits to which such Participant was or would have been otherwise entitled under the Plan.

        (b) Any payments to a minor from this Plan may be paid by the Administrator in its sole and absolute discretion directly to such minor; to the legal or natural guardian of such minor; or to any other person, whether or not the appointed guardian of the minor, who shall have the care and custody of such minor. The receipt by such individual shall be a complete discharge of all liability under the Plan therefor.

    10.4 SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder of the Company with respect to a Deferred Stock Unit Account, except the right to have dividends paid on the Stock, if any, credited to his or her Deferred Stock Unit Account and adjustment made to the hypothetical shares of Stock under Section 6.2.

    10.5 NO RIGHTS OF CONTINUED DIRECTORSHIP. Nothing in the Plan or other document describing or referring to the Plan shall be deemed to impose any obligations on the Company to retain any Participant as a director or impose any obligation on the part of any Participant to remain as a director of the Company. The Plan is not an agreement of employment and it shall not grant a Participant any rights of employment.

    10.6 PLAN AMENDMENT, DISCONTINUANCE OR TERMINATION. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, no amendment which requires shareholder approval under applicable New York law shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding anything contained herein, upon termination of the Plan, the Company may distribute to each Participant the balance in his or her Account as of such termination date. Except as set forth above, no amendment to or discontinuance or termination of the Plan shall, without the written consent of the Participant, adversely affect any rights of such Participant with respect to amounts previously credited to the Participant under the Plan.

    10.7 NOTICES. Each Participant shall be responsible for furnishing the Administrator with the current and proper address for the mailing of notices and the delivery of agreements and payments to him or her. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

    10.8 SEVERABILITY. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

    10.9 ENTIRE AGREEMENT. The Plan, along with the Participant's elections and Option Agreements, constitutes the entire agreement between the Company and the Participant pertaining to the subject matter herein and supersedes any other plan or agreement, whether written or oral, pertaining to the subject matter herein. No agreements or representations, other than as set forth herein or in such elections or Option Agreements, have been made by the Company with respect to the subject matter herein.

    10.10 HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

    10.11 GENDER AND NUMBER. Wherever used in this Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

    10.12 GOVERNING LAW. This Plan shall be construed and enforced according to the laws of the State of New York without giving effect to its conflicts of laws principles.

                             YOUR VOTE IS IMPORTANT

                             PLEASE VOTE YOUR PROXY

                            [Foot Locker, Inc. Logo]





[Logo] Printed on recycled paper

                                    APPENDIX I
                                FOOT LOCKER, INC.
                                    P R O X Y
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
               FOR THE ANNUAL MEETING TO BE HELD ON JUNE 19, 2002

Gary M. Bahler, Bruce L. Hartman, Matthew D. Serra, or any of them, each with power of substitution, are hereby authorized to vote the shares of the undersigned at the Annual Meeting of Shareholders of Foot Locker, Inc., to be held on June 19, 2002, at 9:00 A.M., local time, at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120, and at any adjournment or postponement thereof, upon the matters set forth in the Foot Locker, Inc. Proxy Statement and upon such other matters as may properly come before the Annual Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.

Proposal 1 - Election of Directors
Nominees for terms expiring at the Annual Meeting in 2005:
J. Carter Bacot, Purdy Crawford, Nicholas DiPaolo, and Philip H. Geier Jr.

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                                      FOOT LOCKER, INC.
    (Address Changes)                 P.O. BOX 11078
                                      NEW YORK, N.Y. 10203-0078
--------------------------

--------------------------

--------------------------

--------------------------
                                                                SEE REVERSE
                                                                   SIDE

                                                                     APPENDIX 1


                              Two Alternate Ways to Vote Your Proxy
FOOT LOCKER, INC.                 VOTE BY TELEPHONE OR INTERNET
                                 24 Hours a Day - 7 Days a Week

     You may also vote the shares held in your account by telephone or via the Internet. Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. IF YOU CHOOSE TO VOTE BY TELEPHONE OR VIA THE INTERNET, YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

     To vote electronically, please             Proxy Vote-By-Phone                         Proxy Vote-By-Internet
     use the following directions:
                                                DIAL 1-866-388-1532 24 HOURS A              LOG ON TO THE INTERNET AND
     HAVE YOUR PROXY  CARD AND                  DAY, 7 DAYS A WEEK.                          GO TO THE WEB SITE
     SOCIAL SECURITY NUMBER            OR                                         OR        http://www.proxyvotenow.com/zfl
     AVAILABLE.

     BE READY TO ENTER THE PIN
     NUMBER PRINTED ON THIS CARD
     JUST BELOW THE PERFORATION.


     Both voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you. You may also change your selections on any or all of the proposals to be voted.

                                                       CONTROL NUMBER FOR
                                                 TELEPHONE OR INTERNET VOTING

   1-866-388-1532                              YOUR VOTE IS IMPORTANT. THANK YOU
CALL TOLL-FREE TO VOTE                                     FOR VOTING.


     DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

Mark, Sign, Date and Return                   [x]
the Proxy Card Promptly
Using the Enclosed Envelope.       Votes must be indicated
                                  (x) in Black or Blue ink.

DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1, 2, AND 3.
1. ELECTION OF DIRECTORS.
   (see reverse side)

FOR all nominees  [ ]   WITHHOLD AUTHORITY to vote     [ ]    *EXCEPTIONS   [ ]
listed below            for all nominees listed below

Nominees: 01 J. Carter Bacot, 02 Purdy Crawford, 03 Nicholas DiPaolo, 04 Philip
H. Geier Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).

*Exceptions __________________________________________________________________

                                                    FOR    AGAINST   ABSTAIN


2. APPOINTMENT OF INDEPENDENT ACCOUNTANTS.          [ ]      [ ]       [ ]

3. APPROVAL OF FOOT LOCKER 2002 DIRECTORS
STOCK PLAN.                                         [ ]      [ ]       [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

To change your address, please mark this box.           [ ]



I plan to attend meeting.                               [ ]

S C A N   L I N E

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signing on behalf of a corporation, sign the full corporate name by authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2002 Annual Meeting of Shareholders of Foot Locker, Inc. and any adjournment or postponement thereof.

Date      Share Owner sign here / Title    Co-Owner sign here / Title

----      -----------------------------    --------------------------------

                                      4018